Exhibit 99.2

SOLICITATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
REAL INDUSTRY, INC., et al.[1]	)	Case No. 17-12464 (KJC)
)
Debtors.	)	Jointly Administered
)

DISCLOSURE STATEMENT FOR THE PLAN OF REORGANIZATION FOR REAL
INDUSTRY, INC. PURSUANT TO CHAPTER 11 OF THE UNITED STATES
BANKRUPTCY CODE

1  This Disclosure Statement is only for Real Industry, Inc.  The Debtors in the above-captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are Real Industry, Inc. (3818), Real Alloy Intermediate Holding, LLC (7447), Real Alloy Holding, Inc. (2396), Real Alloy Recycling, Inc. (9798), Real Alloy Bens Run, LLC (3083), Real Alloy Specialty Products, Inc. (9911), Real Alloy Specification, Inc. (9849), ETS Schaefer, LLC (9350), and RA Mexico Holding, LLC (4620).  The principal place of business for the Real Alloy Debtors is 3700 Park East Drive, Suite 300, Beachwood, Ohio 44122.

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Gary S. Lee (admitted pro hac vice)	Mark Minuti (DE Bar No. 2659)
Todd Goren (admitted pro hac vice)	Monique B. DiSabatino (DE Bar No. 6027)
Mark A. Lightner (admitted pro hac vice)	SAUL EWING ARNSTEIN & LEHR LLP
Benjamin Butterfield (admitted pro hac vice)	1201 N. Market Street, Suite 2300
MORRISON & FOERSTER LLP	P.O. Box 1266
250 West 55th Street	Wilmington, Delaware 19801
New York, New York 10019	Telephone: (302) 421-6840
Telephone: (212) 468-8000	Facsimile: (302) 421-5873
glee@mofo.com	mark.minuti@saul.com
tgoren@mofo.com	monique.disabatino@saul.com
mlightner@mofo.com
bbutterfield@mofo.com	-and-

Sharon L. Levine (admitted pro hac vice)
SAUL EWING ARNSTEIN & LEHR LLP
1037 Raymond Boulevard, Suite 1520
Newark, New Jersey 07102
Telephone: (973) 286-6718
Facsimile: (973) 286-6821
sharon.levine@saul.com

Counsel for Debtors and Debtors-in-Possession

Robert D. Albergotti (admitted pro hac vice)
Jarom J. Yates (admitted pro hac vice)
HAYNES AND BOONE, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Telephone: (214) 651-5000
robert.albergotti@haynesboone.com
jarom.yates@haynesboone.com

Counsel to the SPA Investors

Important Information for You to Read

The deadline to vote on the Plan2 with respect to Classes
4 and  5 is April 25, 2018 at 4:00 P.M. (Prevailing
Eastern Time) (the “Voting Deadline”)

For your vote to be counted, your Ballot must be
actually received by the Solicitation Agent (as defined
herein) before the Voting Deadline as described herein.

Subject to Bankruptcy Court approval, Real Industry, Inc. (“Real Industry” or the “Debtor”)  is providing the information in this Disclosure Statement (as defined herein) to certain Holders of Interests for purposes of soliciting votes to accept or reject the Plan, a copy of which is attached hereto as Exhibit A.  Nothing in this Disclosure Statement may be relied upon or used by any Entity for any other purpose.  Before deciding whether to vote for or against the Plan, each Holder of an Interest entitled to vote on the Plan should carefully consider all of the information in this Disclosure Statement, including the risk factors described in Article X herein.

The Debtor urges each Holder of an Interest entitled to vote on the Plan to consult with its own advisor(s) with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan,  all documents attached to this Disclosure Statement or to the Plan, and the proposed transactions contemplated thereby.  Furthermore, the Bankruptcy Court’s approval of the adequacy of the information contained in this Disclosure Statement does not constitute the Bankruptcy Court’s approval of the Plan.

This Disclosure Statement contains, among other things, summaries of the Plan,  certain documents related thereto, certain statutory provisions, and certain events in the Debtor’s Chapter 11 Case. Although the Debtor believes that these summaries are fair and accurate, these summaries are qualified in their entirety to the extent that they do not set forth the entire text of such documents or statutory provisions or every detail of such events.  In the event of any inconsistency or discrepancy between a description in this Disclosure Statement and the terms and provisions of the Plan or any other documents related thereto, the Plan or such other documents will govern for all purposes.  The Debtor does not represent or warrant that the information contained herein or attached hereto is without any material inaccuracy or omission.

This Disclosure Statement has been prepared in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b), and was not necessarily prepared in accordance with federal or state securities laws or other similar laws.

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2 Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan (as defined herein).

This Disclosure Statement was not filed with the United States Securities and Exchange Commission (the “SEC”)  or any state authority, and neither the SEC nor any state authority has passed upon the accuracy or adequacy of this Disclosure Statement or upon the merits of the Plan.

This Disclosure Statement contains forward-looking statements within the meaning of Section 27a and Section 21e of the United States Securities Act of 1933, as amended (the “Securities Act”).  Such statements may contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include, without limitation, information regarding the Debtor’s expectations with respect to future events.

Forward-looking statements are inherently uncertain and are subject to certain risks and uncertainties that could cause actual results to differ from those expressed or implied in this Disclosure Statement and the forward-looking statements contained herein.  Making investment decisions based on the information contained in this Disclosure Statement and/or the Plan is, therefore, speculative.

In preparing this Disclosure Statement, the Debtor relied on financial data derived from its books and records available at the time of such preparation and on various assumptions regarding the Debtor’s business. Although the Debtor believes that such financial information fairly reflects the financial condition of the Debtor as of the date hereof and that the assumptions regarding future events reflect reasonable business judgments, no representations or warranties are made as to the accuracy of the financial information contained herein. The Debtor expressly cautions readers not to place undue reliance on any forward-looking statements contained herein.

As to contested matters, adversary proceedings, and other actions or threatened actions, this Disclosure Statement shall not constitute or be construed as an admission of any fact, liability, stipulation, or waiver, but rather as a statement made in settlement negotiations.  Real Industry may object to Claims and Interests after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies any such objections to Claims or Interests.

The Debtor is making the statements and providing the financial information contained in this Disclosure Statement as of the date hereof, unless otherwise specifically noted.  Although Real Industry may subsequently update the information in this Disclosure Statement, the Debtor has no affirmative duty to do so, and the Debtor expressly disclaims any duty to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Holders of Claims and Interests reviewing this Disclosure Statement should not infer that, at the time of their review, the facts set forth herein have not changed since this Disclosure Statement was filed.  Information contained herein is subject to completion or amendment. Real Industry reserves the right to file an amended or modified Plan and related amended or modified Disclosure Statement from time to time, subject to the terms of the Plan.

Confirmation and effectiveness of the Plan are subject to certain material conditions precedent.  There is no assurance that the Plan will be Confirmed or, if Confirmed, that such material conditions precedent will be satisfied or waived. Holders of Interests are encouraged to read the Plan and this Disclosure Statement in their entirety before submitting a Ballot to vote to accept or reject the Plan.

The Debtor has not authorized any entity to give any information about or concerning the Plan other than that which is  contained in this Disclosure Statement.  The Debtor has not authorized any representations concerning the Debtor or the value of its property other than as set forth in this Disclosure Statement.

The securities described herein will be issued without registration under the Securities Act, or any similar federal, state, or local laws, in reliance on the exemptions set forth in section 1145 of the Bankruptcy Code to the maximum extent permitted and applicable and, to the extent that reliance on such section is either not permitted or not applicable, the exemption set forth in Section 4(a)(2) of the Securities Act.  The securities described herein may not be offered or sold except pursuant to a valid exemption or upon registration under the Securities Act.  In accordance with section 1125(e) of the Bankruptcy Code, the Debtor or any of its directors, officers, or agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security that is offered or sold under the Plan of the Debtor, or of a newly organized successor to the Debtor under the Plan, shall not be liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

If the Plan is Confirmed by the Bankruptcy Court and the Effective Date occurs, all Holders of Claims and Interests (including those Holders of Claims or Interests that are not entitled to vote on the Plan) will be bound by the terms of the Plan and any transactions contemplated thereby.

The Debtor supports confirmation of the Plan and recommends that all Holders of Interests whose votes are being solicited accept the Plan.

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TABLE OF CONTENTS (CONT’D)

ii

EXHIBITS

Exhibit A:       Plan

Exhibit B:       Solicitation Procedures Order

Exhibit C:       Liquidation Analysis

I.          INTRODUCTION AND OVERVIEW OF THE PLAN

Real Industry, Inc. (“Real Industry” or the “Debtor”), as a debtor in possession, submits this disclosure statement (together with all exhibits, schedules, and attachments hereto, as may be amended, supplemented or otherwise modified from time to time, this “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code to Holders of Interests in the Debtor that are entitled to vote on the Plan of Reorganization for Real Industry, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code (together with all exhibits, schedules, and attachments thereto, as may be amended, supplemented or otherwise modified from time to time, the “Plan”),3  dated March 1, 2018.  A copy of the Plan is attached hereto as Exhibit A and incorporated by reference herein.  The rules of interpretation set forth in Article I of the Plan shall govern the interpretation of this Disclosure Statement.

Real Industry’s Board of Directors (the “Board”) has approved the Plan and believes that the Plan is fair and equitable, provides for a greater distribution to Holders of Claims or Interests than would otherwise result from a liquidation under chapter 7 of the Bankruptcy Code, and maximizes the value of the Debtor’s Estate.  At this time, the Board believes the Plan represents the best available alternative for resolving the Debtor’s Chapter 11 Case.  For these reasons and the reasons described herein, the Board strongly recommends that you vote to accept the Plan.

IMPORTANT DATES

Plan Objection Deadline:  April 26, 2018 at 12:00 p.m., prevailing Eastern Time

Voting Deadline:  April 25, 2018 at 4:00 p.m., prevailing Eastern Time

Confirmation Hearing (assuming requisite acceptances to the Plan are obtained):  May 1, 2018 at 1:00 p.m., prevailing Eastern Time

II.        PRELIMINARY STATEMENT

The Debtor is a publicly traded Delaware corporation (with its predecessors, the “Company”), in the business of executing its business strategy of identifying and acquiring controlling interests in operating companies.  As detailed more fully herein, the Debtor filed its Chapter 11 Case in order to continue to operate its business and preserve the value of its tax attributes, which include federal and state net operating losses totaling in excess of $900 million.

If Confirmed and consummated, the Plan will ensure Real Industry has the working capital necessary to continue to implement its business strategy, reorganize and exit from bankruptcy, and fund its post-emergence operations to pursue future acquisitions.  Under the Plan, all Series B Preferred Interests and Common Interests will be cancelled and Holders of Series B Preferred Interests in Class 4 and Common Interests in Class 5 will together receive fifty-one (51) percent of the issued and outstanding New Common Stock of the Reorganized

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3 The summary of the Plan provided herein is qualified in its entirety by reference to the Plan.  In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

Debtor as of the Effective Date.  The remaining forty-nine (49) percent of the issued and outstanding New Common Stock of the Reorganized Debtor as of the Effective Date will be purchased by 210/RELY Partners, LP and Goldman Sachs Asset Management, L.P., and/or its designated affiliates (together, the “SPA Investors”),  under terms which include a purchase price of $17,500,000.  The SPA Investors also provided the Debtor with a postpetition financing facility of $5,500,000, and will provide a commitment to provide a $500 million acquisition financing facility on terms to be set forth in the Acquisition Facility Commitment, which shall be included in the Plan Supplement.  The SPA Investors have experience acquiring companies with NOLs and have significant connections and capital, which should permit the Debtor to find a value maximizing transaction upon emergence.

After the Petition Date, the Debtor engaged in substantive discussions with the SPA Investors and Aleris Corporation (“Aleris”), the Holder of 100% the Series B Preferred Interests, as well as several of the largest Holders of the Common Interests regarding the terms of the Plan and the restructuring set forth therein.  After extensive negotiations, the SPA Investors informed the Debtor of their entry into restructuring support agreements  (each, an “RSA”) with Aleris and three investors that collectively hold approximately 15 percent of the Common Interests.  Under the terms of the RSAs, each of the parties thereto have agreed to support and vote in favor of a restructuring of the Debtor on the terms set forth in the Plan.  The SPA Investors are Co-Proponents of the Plan. The parties to the RSAs are not receiving any consideration or other benefits under the RSAs that are not available to all shareholders under the Plan.  Moreover, the Debtor has been informed that its largest shareholder, which holds approximately 15 percent of the Common Interests, will support and vote in favor of the Plan, taking the total known support for the Plan from Holders of Common Interests to approximately 45 percent.

Projected recoveries under the Plan will be as follows.  The following classes will receive a 100% recovery and be paid in cash:  Administrative Claims (estimated at $1,400,000); DIP Claims (estimated at $5,550,000 plus accrued interest and fees); Priority Tax Claims (estimated at $1,000); Class 1 Allowed Secured Claims (estimated at $492,393);  Class 2 Allowed Priority Non-Tax Claims (estimated at $1,407); and Class 3 Allowed General Unsecured Claims (estimated at $286,327).  Class 4 Allowed Series B Preferred Interests (estimated at $30,011,633,  representing the approximate Series B Redemption Price as of the Petition Date) issued to Aleris in February 2015, will receive an estimated 44-48% recovery and will be satisfied by a combination of cash and New Common Stock.4  The high range recovery estimate for Class 4 is dependent upon Class 5 Allowed Common Interests voting not to accept the plan.  Class 5 Allowed Common Interests will receive an estimate recovery of $0.19-0.24/share.  The high range recovery estimate is based upon Class 5 voting to accept the Plan, thereby retaining 20% of New Common Stock, valued at $7.1 million based on a current total share count of 29.8 million.  In the event that Class 5 does not vote in favor of the Plan, Class 4 will retain 35% of New Common Stock valued at $12.5 million; Class 5 will retain 16% of the equity in reorganized equity valued at $5.7 million.  Class 6  Allowed Warrant/Option Interests are not estimated to receive any recovery under the Plan.

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4 This calculation of the estimated recovery does not take into account the “credit” provided under the Debtor’s settlement with Aleris (discussed below).

A key feature of the Plan is a settlement between the Debtor and Aleris that paves the way for a swift and largely consensual resolution of Debtor’s case.  Pursuant to the settlement, Real Industry has agreed to release all claims against Aleris, including any claims related to the 2015 Real Alloy purchase agreement.

In 2015, Real Industry purchased the Real Alloy business from Aleris in exchange for cash consideration and $25 million of Series B Preferred Stock.  Under the terms of the Purchase and Sale Agreement, Aleris was permitted to forfeit to Real Industry all or a portion of the Series B Preferred Stock to satisfy indemnification claims, if any, owing to RAHI or its subsidiaries.  Only after forfeiting to Real Industry all of the Series B Preferred Stock would Aleris be required to satisfy additional indemnification claims, if any, with cash.  Aleris was unwilling to compromise and cancel the Series B Preferred Stock if it could be faced with the possibility of paying cash for an indemnification claim that it could have otherwise satisfied by forfeiting to Real Industry the Series B Preferred Stock.  Accordingly, the Plan provides, as part of a compromise and settlement, Aleris is entitled to a $28 million credit for purposes of reducing its liability for any indemnification claims against Aleris, if any, under the Purchase and Sale Agreement.  The credit provided by Real Industry to Aleris under the Plan can only be used to offset against future indemnification claims asserted by RAHI or its successors, cannot be used for any other purpose, and was a critical component of the settlement with Aleris, which permitted common equity to receive a distribution under the Plan.

The value of the credit is limited to any indemnification claims that could be asserted against Aleris under the Purchase and Sale Agreement. Importantly, the vast majority of indemnification claims under the Purchase and Sale Agreement have expired by their terms, only a very limited universe of potential claims remain, and to the extent any claims are asserted, they are subject to a large deductible. Accordingly, the Debtor believes that the maximum amount of remaining claims under the Purchase and Sale Agreement that could potentially be asserted is at most $6 million and that these claims may never actually arise or be asserted.  As a result, granting the credit to Aleris under the Plan would at most provide $6 million of value to Aleris.

The Debtor respectfully submits that the Plan is the best available alternative for resolving the Chapter 11 Case and maximizes value for all stakeholders of Real Industry.  Subject to Bankruptcy Court approval, the Debtor intends to seek Confirmation of the Plan and emerge from its Chapter 11 Case pursuant to the Plan on or before May 10, 2018.

III.       ADEQUACY OF THIS DISCLOSURE STATEMENT

The Co-Proponents seek Bankruptcy Court approval of the Plan.  Before soliciting acceptances of a proposed plan of reorganization, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan.  This Disclosure Statement is being submitted in accordance with such requirements.  This Disclosure Statement includes, without limitation, information about:

•     the procedures for voting on the Plan and projected recoveries under the Plan (Article V  hereof);

•     the Debtor’s organizational structure, business operations, and assets and liabilities (Article VI hereof);

•     the events leading to the Chapter 11 Case (Article VI.F hereof);

•     the events during the Chapter 11 Case, including significant pleadings filed in the Chapter 11 Case and certain relief granted by the Bankruptcy Court in connection therewith (Article VII hereof);

•     the classification and treatment of Claims and Interests under the Plan, including identification of the Holders of Interests that are entitled to vote on the Plan (Article VIII.C hereof);

•     the means for implementation of the Plan, the provisions governing distributions to certain Holders of Claims and Interests pursuant to the Plan, the procedures for resolving Disputed Claims and Interests, and other significant aspects of the Plan (Article VIII.C.2, VIII.D, and VIII.F hereof);

•     the releases contemplated by the Plan that are integral to the overall settlement of Claims and Interests pursuant to the Plan (Article VIII.H hereof);

•     the statutory requirements for Confirming the Plan (Article IX hereof);

•     information regarding alternatives to Confirmation of the Plan and certain risk factors that Holders of Interests should consider before voting to accept or reject the Plan (Article X hereof); and

•     certain United States federal income tax consequences of the Plan (Article XII hereof).

In light of the foregoing, Real Industry believes that this Disclosure Statement contains “adequate information” to enable a hypothetical reasonable investor to make an informed judgment about the Plan and complies with all aspects of section 1125 of the Bankruptcy Code.

The Plan and all documents to be executed, delivered, assumed, and/or performed in connection with the Consummation of the Plan, including the documents to be included in the Plan Supplement, are subject to revision and modification from time to time prior to the Effective Date (subject to the terms of the Plan).

IV.       TREATMENT OF CLAIMS AND INTERESTS

As set forth in Article III of the Plan, and in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code, all Claims and Interests (other than Administrative Claims, Priority Tax Claims, and DIP Claims, which are unclassified Claims under the Plan) are classified into Classes for all purposes, including voting, Confirmation, and distributions pursuant to the Plan.5  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies

5 For the purpose of classification, voting, and distributions pursuant to the Plan, the term “Interests” shall exclude the Series A Preferred Interests, which are held by the Debtor, and are not expected to be issued and outstanding as of the Distribution Record Date.

within the description of that Class.  A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The table below summarizes the classification and treatment of all classified Claims and Interests under the Plan.  Estimated Allowed Claims identified herein are based on the Debtor’s books and records after reasonable inquiry, and are presented assuming a hypothetical Effective Date of May 9, 2018.  Actual amounts of Allowed Claims could differ materially from the estimates set forth herein, and actual recoveries could differ materially from such estimates, on account of, among other things, any rejection damages that may occur as a result of the Debtor’s rejection of Executory Contracts and Unexpired Leases, including those deemed rejected pursuant to Article VI.A of the Plan.

The classification, treatment, and estimated recoveries of classified Claims and Interests are described in summary form below for illustrative purposes only and are subject to material change.  The Plan recoveries are based on the proposed Plan treatment of prepetition creditors and prepetition equity holders and the value of the reorganized equity that is implied by the equity commitment of the SPA Investors under the Plan.  Specifically, under the terms of the Plan, the SPA Investors have agreed to purchase 49% of the reorganized equity for $17.5 million, implying a total value of $35.7 million for the reorganized equity.  The ultimate value of the reorganized equity that will be distributed to prepetition equity holders under the Plan is uncertain and highly dependent on the business ultimately acquired post-effective date.

Risk factors related to Confirmation and the Effective Date of the Plan are addressed in Article X hereof.  In particular, recoveries available to the Holders of Interests are estimates based on information known to the Debtor as of the date hereof and actual recoveries could differ materially.  To the extent that any inconsistency exists between the summaries contained in this Disclosure Statement and the Plan, the terms of the Plan shall govern.

Unclassified Claims	Estimated Amount	Plan Treatment	Projected Plan Recovery
Administrative Claims	$1,400,000	Unimpaired	100%
DIP Claims	$5,550,000[6]	Unimpaired	100%
Priority Tax Claims	$1,000	Unimpaired	100%

6 This amount does not included accrued interest and fees.

Class	Claim or Interest	Plan Treatment and Right to Vote	Estimated Amount	Estimated Range of Recovery Under the Plan	Estimated Range of % Recovery Under Chapter 7
1	Allowed Secured Claims	Unimpaired – Not entitled to vote (deemed to accept)	$492,393	100%	100%
2	Allowed Priority Non-Tax Claims	Unimpaired – Not entitled to vote (deemed to accept)	$1,407	100%	0%
3	Allowed General Unsecured Claims	Unimpaired – Not entitled to vote (deemed to accept)	$286,327	100%	0%
4	Allowed Series B Preferred Interests	Impaired – Entitled to vote	$30,011,633[7]	44–48%	0%
5	Allowed Common Interests	Impaired – Entitled to vote	N/A8	$0.19 –0.24/share	0%
6	Allowed Warrant/Option Interests	Impaired – Not entitled to vote (deemed to reject)	N/A	0%	0%

7 Represents the approximate Series B Redemption Price as of the Petition Date.  The high range recovery estimate is dependent upon Class 5 voting not to accept the plan.  The calculation of this estimated recovery does not take into account the “credit” provided under the Debtor’s settlement with Aleris, which is discussed below.  As set forth herein, the Debtor believes that claims against Aleris, if any, would not exceed $6 million.  If the amount of the Allowed Series B Preferred Interests were reduced by $6 million, Class 5 would receive a maximum recovery of approximately 60%.

8 The high range recovery estimate is based upon Class 5 voting to accept the Plan, thereby retaining 20% of New Common Stock, valued at $7.1 million and total share count of 29.8 million.  In the event that Class 5 does not vote in favor of the Plan, Class 4 will retain 35% of New Common Stock valued at $12.5 million; Class 5 will retain 16% of the equity in reorganized equity valued at $5.7 million.

Under the Bankruptcy Code, holders of claims and interests are not entitled to vote if: (a) their contractual rights are unimpaired by a  proposed plan, in which case they are conclusively presumed to accept the proposed plan; or (b) if they will receive no distribution under a plan, in which case they are deemed to reject the proposed plan.  The following Classes of Claims are either unimpaired by, or are receiving no distribution under, the Plan and, therefore, are not entitled to vote to accept or reject the Plan:  Classes 1, 2, 3, and 6.  Such Holders will not receive a Solicitation Package and will instead receive only the appropriate Non-Voting Status Notice (as defined in the Solicitation Procedures Order).

V.        SOLICITATION, VOTING, ELECTION AND CONFIRMATION DEADLINES

A.        Solicitation Packages

On March 29, 2018, the Bankruptcy Court entered the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of Real Industry’s Proposed Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (V) Scheduling Certain Dates with Respect Thereto, and (VI) Granting Related Relief [Docket No. [--]] (the “Solicitation Procedures Order”), a copy of which is attached hereto as Exhibit B.  For purposes of this Article V, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Solicitation Procedures Order.  Pursuant to the Solicitation Procedures Order, Holders of Interests who are eligible to vote to accept or reject the Plan will receive appropriate Solicitation materials (collectively, the “Solicitation Package”), which will include, in part, the following:

(a)        a copy of the Solicitation and Voting Procedures;

(b)        the Confirmation Hearing Notice;

(c)        this Disclosure Statement, which shall include the Plan as an exhibit thereto together with a complete copy of the Solicitation Procedures Order (excluding the exhibits thereto);

(d)        if the recipient is entitled to vote on the Plan (as set forth in the Solicitation Procedures Order), an appropriate Ballot customized for the recipient and conforming to Official Bankruptcy Form No. B314, and a postage-prepaid return envelope.

B.         Voting Deadline

The deadline to vote on the Plan is April 25, 2018, at 4:00 p.m., prevailing Eastern Time (the “Voting Deadline”).  To be counted as votes to accept or reject the Plan, all ballots (“Ballots”) must be properly executed, completed, and delivered to Prime Clerk LLC (“Prime Clerk”) as the solicitation agent (the “Solicitation Agent”) as directed on the applicable Ballot so that they are actually received by the Solicitation Agent by the Voting Deadline.

C.        Voting Procedures

The Debtor is distributing this Disclosure Statement, accompanied by a Ballot to be used for voting to accept or reject the Plan, to the Holders of Interests in Classes 4  or 5 (the “Voting Classes”).   Below is process the Debtor and Prime Clerk will use to distribute the appropriate solicitation materials to the Voting Classes.

For Holders with Directly-Registered Interests.  Commencing on March 30, 2018 and concluding on April 2, 2018, Prime Clerk will distribute the Solicitation Packages by first class mail to Holders of Class 4 Series B Preferred Interests and Class 5 Common Interests who hold those Interests directly on the books and records of the transfer agent.  Prime Clerk will provide these directly-registered Interest Holders with the option to (a) complete and submit a hard copy Ballot pursuant to the terms of the Solicitation and Voting Procedures, or (b) vote through the Debtor’s online balloting portal accessible through the Debtor’s case website https://cases.primeclerk.com/realindustry and clicking on the tab “Submit E-Ballot.”  Prime Clerk will not accept Ballots submitted by Holders on account of Directly-Registered Interests by facsimile, email, or other electronic means (other than the online portal).

For Holders Holding Their Interests through a Nominee.  Commencing on March 30, 2018 and concluding on April 2, 2018, Prime Clerk will serve Solicitation Packages by e-mail and overnight courier on the brokers, nominees, or financial institutions (the “Nominees”)  that hold the Interests on behalf of the underlying beneficial holders of the Interests (the “Beneficial Holders”) in “street name” on the securities listings at the Depository Trust Company (“DTC”).  Prime Clerk will obtain from the Nominees the approximate number of Solicitation Packages required for their clients who are Beneficial Holders of Interests in Class 5.  Substantially all of the Beneficial Holders of Interests in Class 5 will receive their Solicitation Packages through Broadridge Financial Solutions, Inc. (“Broadridge”), which is an investor communications service utilized by Nominees to handle the solicitation process.  Prime Clerk will coordinate with Broadridge to effect on an expedited basis the service of the Solicitation Packages through Broadridge, including by hand delivering Solicitation Packages to Broadridge on or before April 2, 2018 in sufficient quantities to cover all holders of Interests in Class 5 as to whom Broadridge will be mailing such materials.  It is anticipated that Broadridge, using best efforts, will be able to forward the Solicitation Packages to the Beneficial Holders on or before April 5, 2018.  The Debtor shall pay any fees necessary for Broadridge to forward the Solicitation Packages to the Beneficial Holders on or before such time.  Beneficial Holders of Interests will have multiple options with respect to voting through Broadridge, including electronic voting, voting through a “voter information form”,  voting by telephone and voting by mail.  Broadridge and the other applicable Nominees will direct the beneficial Holders of Interests to return all votes with sufficient time for Broadridge or the other applicable Nominee to incorporate those votes on a master ballot and submit the master ballot to the Solicitation Agent by the Voting Deadline.  Accordingly, the Debtor’s expect that both direct and beneficial Holders in the Voting Classes will have approximately twenty (20) days before the Voting Deadline to cast their Ballots to vote on the Plan (assuming electronic service).

If you would like to obtain a copy of the Disclosure Statement, the Plan, the Plan Supplement, or related documents, you should contact the Solicitation Agent by: (a) calling the Debtor’s restructuring hotline at (844) 648-5652 (US toll-free) and +1 (646) 486-7942 (int’l toll); (b) visiting the Debtor’s restructuring website at: https://cases.primeclerk.com/realindustry, and clicking on the tab “Plan and Disclosure Statement”; (c) writing to Real Industry, Inc. Ballot Processing, c/o Prime Clerk LLC, 830 3rd Avenue, 3rd Floor, New York, New York 10022; and/or (d) emailing realindustryinfo@primeclerk.com.

The Solicitation Agent, Prime Clerk, is available to answer questions concerning the procedures for voting on the Plan, provide additional copies of all materials, oversee the voting process, and process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan.

BALLOTS

Ballots must be actually received by Prime Clerk on or before the Voting Deadline, which is April 25, 2018, at 4:00 p.m., prevailing Eastern Time,  via Prime Clerk’s  “E-Ballot” portal (for Holders with directly-registered Interests), which can be found on the Debtor’s case information website (located at https://cases.primeclerk.com/realindustry), or at the following address:

REAL INDUSTRY BALLOT PROCESSING C/O PRIME CLERK 830 3RD AVENUE, 3RD FLOOR NEW YORK, NEW YORK 10022

Nominees only may submit their Master Ballot via e-mail to realindustryballots@primeclerk.com.  Prime Clerk will not tabulate Ballots submitted by e-mail if submitted by a party that is not a Nominee submitting a Master Ballot.

If you have any questions on the procedure for voting on the Plan, please contact the Solicitation Agent by (a) calling the Debtor’s restructuring hotline at (844) 648-5652 (US toll-free) and +1 (646) 486-7942 (int’l toll), and/or (b) emailing realindustryballots@primeclerk.com.

More detailed instructions regarding how to vote on the Plan are contained in the Solicitation and Voting Procedures (which are included in the Solicitation Packages) and on the Ballots distributed to Holders of Interests that are entitled to vote to accept or reject the Plan.  All votes to accept or reject the Plan must be cast by using the appropriate Ballot, or if submitted by a Beneficial Holder, using the instructions provided by the Beneficial Holder’s Nominee.  All Ballots must be properly executed, completed, and delivered to the Solicitation Agent so that they are actually received by the Voting Deadline.  Any Ballot that is properly executed by the Holder of an Interest entitled to vote that does not indicate either an acceptance or rejection of the Plan or indicates both an acceptance and a rejection of the Plan will not be counted towards Confirmation.  Ballots received by facsimile, email, or by electronic means (other than via Prime Clerk’s E-Ballot portal or by a Nominee submitting a Master Ballot via e-mail) will not be counted towards Confirmation.

Each Holder of an Interest entitled to vote to accept or reject the Plan may cast only one Ballot for each Interest held by such Holder.  By signing and returning a Ballot, each Holder of an  Interest entitled to vote will certify to the Bankruptcy Court and the Debtor that no other Ballots with respect to such Interest have been cast or, if any other Ballots have been cast with respect to such Interest, such earlier Ballots are superseded and revoked.

All Ballots will be accompanied by return envelopes.  It is important to follow the specific instructions provided on each Ballot, as failing to do so may result in your Ballot not being counted.

Holders of directly-registered Interests may submit their Ballots electronically only via electronic, online transmissions, solely through a customized online balloting portal on the Debtor’s case information website (located at https://cases.primeclerk.com/realindustry), which is maintained by the Solicitation Agent.   Persons entitled to vote may cast an electronic Ballot and electronically sign and submit the Ballot instantly by utilizing the online balloting portal (which allows a Holder to submit an electronic signature).  Instructions for electronic, online transmission of Ballots are set forth on the forms of Ballots.

D.        Opting-Out of the Third-Party Release

The Plan provides for a release of claims by the Holders of Claims and Interests.  Under the terms of the Plan, the following Holders of Claims or Interests are deemed to have consented to the Third-Party Release set forth in Article IX.F of the Plan:

(a)        all Holders of Claims and Interests that are presumed to accept the Plan and do not opt out of the Third-Party Release on their respective Opt-Out Election Forms;

(b)        all Holders of Claims and Interests that are presumed to reject the Plan and do not opt out of the Third-Party Release on their respective Opt-Out Election Forms;

(c)        all Holders of Claims or Interests entitled to vote on the Plan who either (1) vote to accept the Plan or (2) receive a Ballot but abstain from voting on the Plan;

(d)        all Holders of Claims and Interests entitled to vote on the Plan who vote to reject the Plan but do not elect on their Ballot to opt out of the Third-Party Release; and

(e)        all other Holders of Claims and Interests to the fullest extent permitted by law.

Any Holder of a  Claim or Interest in a Non-Voting Class may opt out of the Third-Party Release by submitting an Opt-Out Election Form, which will be included in such Holder’s Non-Voting Status Notice, so that the Opt-Out Election Form is actually received by the Solicitation Agent on or before April 25, 2018, at 4:00 p.m., prevailing Eastern Time.

Any Holder of an Interest in the Voting Classes may opt out of the Third-Party Release by timely voting to reject the Plan;  provided, that such Holder must also elect on its Ballot to opt out of the Third-Party Release.

E.         Plan Objection Deadline

The Bankruptcy Court has established April 26, 2018, at 12:00 p.m., prevailing Eastern Time, as the deadline to object to Confirmation of the Plan (the “Plan Objection Deadline”).  All such objections must be filed with the Bankruptcy Court and served on the Debtor and certain other parties in interest, in accordance with the Solicitation Procedures Order, so that they are actually received on or before the Plan Objection Deadline.  The Debtor believes that the Plan Objection Deadline, as established by the Bankruptcy Court, affords the Bankruptcy Court, the Debtor, and other parties in interest reasonable time to consider the objections to the Plan before the Confirmation Hearing.

F.         Confirmation Hearing

Assuming the requisite acceptances are obtained for the Plan, the Co-Proponents intend to seek Confirmation of the Plan at the Confirmation Hearing scheduled on May 1, 2018, at 1:00 p.m.,  prevailing Eastern Time, before the Honorable Kevin J. Carey, United States Bankruptcy Judge, in Courtroom 5 of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware 19801.  The Confirmation Hearing may be continued from time to time, without further notice other than an adjournment announced in open court, or a notice of adjournment filed with the Bankruptcy Court and served on any Entities who have filed objections to the Plan.  The Bankruptcy Court, in its discretion and before the Confirmation Hearing, may put in place additional procedures governing such hearing.  The Plan may be modified, if necessary, before, during, or as a result of the Confirmation Hearing without further notice to parties in interest, subject to the terms of the Plan.

VI.       THE DEBTOR’S BACKGROUND

A.        Real Industry’s Corporate History

Real Industry is a publicly traded Delaware corporation (with its predecessors, the “Company”) in the business of identifying and acquiring controlling interests in operating companies and their assets, as well as managing these business units post acquisition.  Its predecessor business was originally incorporated as Fremont General Corporation (“Fremont”), a Nevada corporation, in 1972.  Prior to its bankruptcy filing in June 2008, Fremont operated as a financial services holding company.  On June 11, 2010, Fremont completed a plan of reorganization and emerged from bankruptcy as Signature Group Holdings, Inc. (“Signature Nevada”), a publicly traded company with significant cash resources, and a substantial amount of federal and state tax net operating loss carryforwards (“NOLs”).

After Fremont emerged from bankruptcy, Signature Nevada was repositioned through the divestiture of non-core legacy assets related to Fremont and the settlement and resolution of a significant number of legacy legal actions.  Further, it made select investments through a former specialty lending business segment and in July 2011, acquired North American Breaker Company, Inc. (“NABCO”), a specialty industrial supply company.

In October 2013, the Company effected a 1-for-10 reverse stock split under Nevada law.  In January 2014, the Company completed a holding company reorganization and reincorporation from Nevada to Delaware (the “Reincorporation”).  In the Reincorporation, a new parent holding company was created, which was renamed Signature Group Holdings, Inc. (“Signature Delaware”), each outstanding share of Signature Nevada common stock was automatically converted into one share of Signature Delaware common stock, and Signature Nevada ceased to exist. The former operations, assets and liabilities of Signature Nevada, including NABCO, became part of a new wholly owned subsidiary, SGGH, LLC (“SGGH”).

Following the Reincorporation, the Company continued to investigate further acquisitions while its ongoing business activities were conducted by SGGH, primarily through NABCO, one of the largest independent suppliers of replacement circuit breakers in the country for commercial and industrial applications. NABCO was sold to a private equity firm on January 9, 2015, and the Company recognized a $38 million gain on sale, generating a nearly four times cash on cash return on its initial equity investment.

The operations of a second segment of the Company, Special Situations, were largely wound down prior to the Reincorporation, as its assets were monetized in 2013. Special Situations selectively acquired sub-performing and nonperforming commercial and industrial loans, leases and mortgages, typically at a discount to unpaid principal balance, originated secured debt financings to middle market companies for a variety of situations, and invested in corporate bonds and other structured debt instruments.

As of the Petition Date (as defined herein), SGGH’s operations largely relate to the remaining portions of discontinued businesses including NABCO, the former businesses of Fremont and a small majority-owned cosmetics company (“Cosmed”). Cosmed’s assets were purchased by a newly formed direct subsidiary of the Company and the business was relaunched as Cosmedicine, LLC (“Cosmedicine”) in 2013 and operated through 2016. A sale process for the assets was not successful, and the operations largely completed a wind down as of January 2017.

On October 17, 2014, the Company announced entry into a definitive purchase agreement for the Global Recycling and Specification Alloys (“GRSA”) business of Aleris for $525 million. The purchase was financed over the October 2014 to February 2015 period with a combination of the Company’s cash on hand and the net proceeds from a $3 million common stock private placement in October 2014, a $27.1 million underwritten public common stock offering in December 2014, the $78 million sale of the NABCO business in January 2015, the $305 million offering of 10% senior secured notes, a $110 million revolving credit facility, a €50 million German factoring facility, a $55 million rights offering to the Company’s common stockholders in February 2015, and the issuance of $25 million in Series B Preferred Stock to Aleris at closing. On February 27, 2015, the Company consummated the acquisition of the GRSA business (the “Real Alloy Acquisition”) for total consideration of $554.5 million (including a working capital adjustment) and renamed it Real Alloy.

After the Real Alloy Acquisition, the Company listed on the NASDAQ in April 2015 and changed its name to Real Industry, Inc. on June 1, 2015.

B.         Real Industry’s Business Operations

Real Industry is a publicly traded holding company that owns all of the outstanding interests of three subsidiaries—Real Alloy Intermediate Holdings, LLC (“RAIH”), the intermediate parent holding company for the Real Alloy business (together with its direct subsidiaries and affiliates, “Real Alloy” or the “Real Alloy Debtors”), Cosmedicine, and SGGH.  Real Industry’s business strategy is to acquire controlling interests in operating companies that leverage the strengths of the Real Industry platform, including the experience of its executive management team and its sizable tax assets.  In considering acquisition opportunities, Real Industry seeks businesses that are consistently profitable with sustainable competitive advantages, management teams that have shown success through business cycles, and products or services with defensible market positions.

A key element to Real Industry’s business strategy is the use of its NOLs. As of September 30, 2017, Real Industry reported federal NOLs of approximately $913.5 million,  and state NOLs in varying amounts which are difficult to quantify prior to emergence.  Real Industry does not expect to have any material foreign NOLs after emergence.

As of the Petition Date, Real Industry’s primary operating subsidiary was Real Alloy, a global leader in third-party aluminum recycling, which includes the processing of scrap aluminum and by-products and the manufacturing of wrought, cast, and specification or foundry alloys. Real Alloy offers a broad range of products and services to wrought alloy processors, automotive original equipment manufacturers, foundries, and casters. Industries served include automotive, consumer packaging, aerospace, building and construction, steel, and durable goods. Real Alloy delivers recycled metal in liquid or solid form according to customer specifications. Real Alloy’s facilities are capable of processing industrial (new) scrap, post-consumer (old/obsolete) scrap, and various aluminum by-products, giving it a great degree of flexibility in reclaiming high-quality recycled aluminum. Real Alloy currently operates nineteen facilities strategically located throughout North America and six facilities in Germany, Norway, and Wales.  RAIH and seven of its direct and indirect U.S. subsidiaries are debtors in the Chapter 11 Cases and are currently expected to be sold during the second quarter of 2018 as part of their planned reorganizations, at which time, the Real Alloy business would deconsolidate from Real Industry.

As of the Petition Date, Real Industry’s operations included its ongoing acquisition efforts and oversight of the remaining operations of its discontinued and sold businesses.  As previously discussed, SGGH holds and manages certain assets and liabilities related to the former businesses of Fremont and its primary operating subsidiary, Fremont Investment & Loan (“FIL”).  These assets and liabilities are being managed to maximize cash recoveries and limit costs and exposures to the Company, while redeploying the proceeds from the monetization of any remaining assets of discontinued operations, such as residual equity interests in residential mortgage securitization trusts created by Fremont and a collection of artwork, to ongoing operating expenses and acquisition efforts.  The remaining activity of discontinued operations also includes the expenses and liabilities incurred from time to time in connection with any remaining litigation matters that pertain to Fremont’s prior business activities; monitoring of claim notices for defense, contribution and indemnification from investment banks and other counterparties who purchased Fremont loans and are currently defendants in litigation matters to which SGGH is not a party. Further, activity with respect to discontinued operations includes any liabilities associated with remaining indemnification obligations from the January 2015 sale of NABCO, and matters related to the wind-down off Cosmedicine, neither of which management expects will have a material impact on the Company in the future.

C.        Real Industry’s Management Strategy

In conjunction with its business strategy of making acquisitions, Real Industry’s management strategy involves proactive strategic, financial and operational support for the management and operations of acquired business units. Particular areas in which Real Industry would expect to provide assistance to these business units include:

•     recruiting and retaining talented managers to lead the businesses;

•     monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems to effectively achieve these goals;

•     assisting management in developing their analyses and pursuit of prudent organic growth strategies;

•     evaluating capital investments to expand geographic reach, increase capacity, or otherwise grow service or product offerings;

•     identifying and working with management to execute attractive acquisition opportunities in their respective sector or industry; and

•     assisting management in controlling and right-sizing operating cost.

As part of its business and operating strategy, Real Industry may dispose of its acquired businesses over the course of its ownership life, via sale, liquidation or other means, when attractive opportunities arise that outweigh the potential future value Real Industry’s management believes such businesses or assets can bring.

D.        Real Industry’s Organizational and Capital Structure

Real Industry is the parent company of RAIH, SGGH and Cosmedicine.  SGGH and Cosmedicine are not part of the bankruptcy proceedings.  RAIH, which is the parent company of Real Alloy Holding, Inc., is a jointly-administered debtor under the Chapter 11 Cases along with its direct subsidiary, Real Alloy Holding, Inc., and its wholly-owned indirect U.S. subsidiaries.  Real Alloy’s foreign subsidiaries are not parties in the Chapter 11 Cases or any other bankruptcy proceedings.

As of the Petition Date, Real Industry had the following capital structure:

•     Common Stock – 66.5 million authorized shares of $0.001 par value common shares with approximately 29.7 million shares issued and outstanding.

On November 28, 2017, trading of Real Industry’s common stock was suspended and then delisted by NASDAQ.  Real’s common stock currently trades over the counter on the “Pink Sheets” under the ticker symbol “RELYQ.”

The holders of the common stock do not have preemptive rights. The rights, preferences and privileges of holders of Real Industry’s common stock are subject to the terms of any series of preferred stock that may be issued in the future.

•     Limitations on Ownership of the Common Stock – In order to preserve the availability of its NOLs, Real Industry’s amended and restated Bylaws include a tax benefit preservation provision that imposes trading restrictions on any person who owns, or as a result of a transaction would own, 4.9 percent or more of Real Industry’s common stock, in order to reduce the risk that any change in ownership might limit Real Industry’s ability to utilize the NOLs under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) and thereby suffer limitations on the future ability to utilize federal and state NOLs. Further, the NOLs are protected by a stockholder rights agreement (the “Rights Agreement”), which operates to limit accumulations of Real Industry common stock of five percent (5%) or more of the outstanding common stock without Board approval for the continued protection of the NOLs. The ownership restrictions under the Rights Agreement assist in averting an “ownership change” within the meaning of Section 382 and related regulations, and thereby preserve Real Industry’s ability to utilize such NOLs.

•     As described in more detail in Article VIII.D.14 hereof, the Plan provides for similar restrictions in the New Organizational Documents, to safeguard the NOLs and limit the possibility of an ownership change.

•     Preferred Stock, Generally – 10,000,000 shares of preferred stock are authorized, of which (i) 665,000 shares with $0.001 par value per share have been designated as Series A Junior Participating Preferred Stock (the “Existing Series A Preferred Stock”) and are issuable pursuant to the Rights Agreement, and (ii) 100,000 shares with $0.001 par value per share were designated as Series B Non-Participating Preferred Stock (“Series B Preferred Stock”).

•     Existing Series A Preferred Stock – 665,000 of Existing Series A Preferred Stock, which are reserved for issuance under the Rights Agreement in order to dilute the person(s) acquiring in excess of 5% of the common stock without Board consent to prevent a potential ownership shift under Section 382.  Existing Series A Preferred Stock will be canceled under the plan, and a comparable reserve of Series A Preferred Stock will be established by the Reorganized Debtor.

•     Series B Preferred Stock – 100,000 shares of Series B Preferred Stock, with a $1,000 liquidation preference per share, were authorized at the time of the Real Alloy Acquisition and 25,000 shares were issued to Aleris at the closing of the Real Alloy Acquisition for $25 million of the consideration for the purchase of Real Alloy. As of the Petition Date, approximately 28,503 shares of Series B Preferred Stock were outstanding, all of which are held by Aleris and which include 3,503 shares issued as dividends paid in kind on Aleris’s initial 25,000 Series B Preferred Stock shares.  The Series B Preferred Stock ranks senior to the common stock and Existing Series A Preferred Stock upon a voluntary or involuntary liquidation, dissolution or winding up.  The Series B Preferred Stock paid quarterly dividends at a rate of 7% for the first eighteen (18) months after the date of issuance, 8% for the next twelve (12) months, and 9% thereafter (including as of the Petition Date). Dividends had the option of being paid in kind for the first two years, but thereafter were to be paid or accrued in cash. Unpaid but accrued dividends accumulate interest at the same rate as the dividends; thus, 9% as of the Petition Date. All accrued and accumulated dividends on the Series B Preferred Stock are prior and in preference to any dividend on any of the common stock. Any such dividends shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on the common stock, other than to declare or pay any dividend or distribution payable on the common stock in shares of common stock.

Redemption of the Series B Preferred Stock is optional at any time by Real Industry, and at the election of the holders of Series B Preferred Stock after August 2020 or upon a “change of control” as that term is defined in the indenture governing Real Alloy’s 10% senior secured notes. In addition, Real Industry may redeem shares of Series B Preferred Stock to the extent Aleris is required to indemnify Real Industry under the Purchase Agreement.

•     Warrants – 1,448,333 warrants to purchase shares of Real Industry common stock (the “Warrants”) outstanding as of the Petition Date.  The Warrants were initially issued in June 2010 by Signature Nevada.  The Warrants have a term of ten years, are fully vested, are subject to “full ratchet” anti-dilution protection (with some exceptions), and have a current exercise price of $5.64 per share.

•     Incentive Plan: Options and RSUs – From time to time, the Company has made grants of restricted common stock, options to purchase common stock, performance shares, stock appreciation rights, and restricted stock units to employees, nonexecutive directors and consultants as incentive, compensatory, and retention awards, as well as inducements to join the Company. Such awards are currently made under the Real Industry 2015 Amended and Restated Equity Award Plan.

Subsequent to the Petition Date, Real Industry received Bankruptcy Court approval to enter into a senior-secured, superpriority debtor-in-possession credit facility:

•     210 DIP Facility – On January 22, 2018, Real Industry received Bankruptcy Court approval to enter into a senior-secured, superpriority debtor-in-possession credit facility in an aggregate principal amount of $5.5 million (the “210 DIP Facility”) with 210 Capital, LLC or an affiliate thereof (“210 Capital”) and the Private Credit Group of Goldman Sachs Asset Management, L.P. or one or more of their managed funds or accounts  (“GSAM”).

210 Capital is an investment vehicle focused on managing and/or making targeted debt and equity investments in a range of companies.  GSAM’s Private Credit Group focuses on lending to middle-market and private companies and is responsible for identifying investment opportunities, conducting research and due diligence on prospective investments, structuring investments, and monitoring and servicing investments.  210 Capital and GSAM have engaged in similar transactions in the past, and are uniquely situated to maximize value for all stakeholders.

The 210 DIP Facility is guaranteed by SGGH and Cosmedicine and has a maturity date on the earliest (such earliest date, the “Maturity Date”)  of: (a) November 17, 2018; (b) the effective date of a Chapter 11 plan of reorganization for Real Industry that is Confirmed by the Bankruptcy Court; or (c) the acceleration of the 210 DIP Facility and related termination of the commitments thereunder, including as a result of an event of default under the credit agreement or default under the Bankruptcy Court’s order related to the 210 DIP Facility.  Interest on the amounts borrowed under the 210 DIP Facility will accrue and be payable monthly at a rate of 11% per annum; an additional 2.00% per annum will apply during the continuance of an event of default, payable monthly.  On January 24, 2018, Real Industry borrowed the first $4.0 million of the 210 DIP Facility, and borrowed the remaining $1.5 million on February 5, 2018.  The 210 DIP Facility will be satisfied with the purchase price funds.

E.         The Debtor’s Board Members and Executives

Set forth below are the names, position(s), and biographical information of the current board of directors of the Debtor, as well as current key executive officers for the Debtor, each as of the date hereof.  These individuals oversee the businesses and affairs of the Debtor.  As set forth in the Plan, the board of directors and officers of the Reorganized Debtor will be established on the Effective Date and the identities of the board members and officers will be disclosed in the Plan Supplement.  In addition to the officers, the Debtor currently has two employees.

1.         Real Industry’s Executives

Michael J. Hobey (Age 44): Mr. Hobey has served Interim Chief Executive Officer, President and Chief Financial Officer of Real Industry and Chief Financial Officer of Real Alloy Holding, Inc. since November 2017, and has served as Chief Financial Officer of Real Industry since September 2016. Prior to September 2016, Mr. Hobey served as the Chief Financial Officer of Real Alloy Holding, Inc., since the business’ acquisition in February 2015. Prior to Real Industry’s acquisition of the Real Alloy Debtors, Mr. Hobey served as Chief Financial Officer of the predecessor entity know as Global Recycling and Specification Alloys at Aleris Corporation. Mr. Hobey joined Aleris in June 2006, serving as Vice President, Corporate Development through July 2009, when he was named Vice President and Treasurer. Before joining Aleris, he served as a Vice President in the Investment Banking Division at Citigroup Global Markets and held various positions with McDonnell Douglas and Boeing immediately following college. Mr. Hobey holds a Bachelor of Science degree from Brown University and an MBA from the MIT Sloan School of Management.

Kyle Ross (Age 40): Mr. Ross has served as real Industry’s Executive Vice President and Chief Investment Officer since November 2017. Previously, Mr. Ross served as Chief Executive Officer and Chief Investment Officer from April 2017 to November 2017. From August 2016 to

April 2017, Mr. Ross served as the Company’s President, Interim Chief Executive Officer and Chief Investment Officer. Previously, Mr. Ross served as the Chief Financial Officer of Real Industry from March 2011 until August 2016, and as Secretary of Real Industry from May 2015 until December 2016. Mr. Ross was part of the management team that sponsored Fremont’s reorganization process and emergence from bankruptcy. Prior to participating in the Fremont bankruptcy, Mr. Ross was a co-founder of Signature Capital Partners, LLC, a special situations investment firm formed in 2004. Mr. Ross was directly involved in all of Signature Capital’s investment activity, including playing active roles in structuring, underwriting, overseeing portfolio companies, and managing the exit of transactions. Mr. Ross began his career as an investment banker where he was directly involved in more than 20 transactions, including both healthy and distressed mergers and acquisitions, capital raises, and debt restructurings. He was also responsible for managing the firm’s analyst and associate staff. Mr. Ross holds a Bachelor of Science degree and a Bachelor of Arts degree from the Haas School of Business and the College of Letters and Science, respectively, at the University of California, Berkeley.

Kelly G. Howard (Age 40): Ms. Howard has served as Executive Vice President, General Counsel and Corporate Secretary of Real Industry since December 2016. Prior to joining Real Industry, Ms. Howard served as a Partner for five years in the Corporate Group of the law firm of Crowell & Moring, LLP, where she counseled public and private companies, hedge funds, private equity firms, individual investors, corporate executives and entrepreneurs on matters of securities, mergers and acquisitions, capital raising, and general corporate law. Also while at Crowell & Moring, Ms. Howard served as a Counsel from January 2008 to December 2011, and as an Associate from August 2005 through December 2007. Prior to joining Crowell & Moring, Ms. Howard was an Associate practicing corporate, securities and intellectual property law at Miles & Stockbridge, P.C. Ms. Howard earned her Juris Doctorate degree from the University of Virginia School of Law in 2002, and her Bachelor of Science degree in Biology with a Minor in Chemistry from the University of North Carolina at Chapel Hill in 1999.

2.         Real Industry’s Directors

William Hall (Age 74): Mr. Hall has served as a director of Real Industry since May 2015, and Chairman of the Real Industry board since August 2016.  He joined the board of directors of the Real Alloy Debtors in October 2017. Mr. Hall serves as chairman of the Nominating and Governance Committee, and serves on the Audit Committee and the Compensation Committee. Mr. Hall has served as the General Partner of Procyon Advisors LLP, a Chicago-based private equity firm providing consulting and growth capital for healthcare services companies, since 2006 following the sale of Procyon Technologies, Inc. (“Procyon Technologies”). Mr. Hall has over thirty years of senior operating executive experience at Procyon Technologies (aerospace actuation components), Eagle Industries (capital goods), Fruit of the Loom (consumer goods) (NYSE: FOL), Cummins Inc. (industrial power equipment) (NYSE:CMI), and Falcon Building Products, Inc. (specialty building products) (NYSE: FBP) where Mr. Hall, as Chief Executive Officer, completed an initial public offering and later completed a leveraged buyout to take the company private.

Mr. Hall served as a member of the board of directors of Stericycle, Inc. (NASDAQ: SRCL) from 2006 to 2017, most recently serving as the chairman of its Compensation Committee and formerly serving as a member of its Audit Committee. From 2002 to April 2016, Mr. Hall served as a member of the board of directors of W. W. Grainger, Inc. (NYSE: GWW), serving, most recently, on both its Audit Committee as a financial expert, and its Governance Committee. Mr. Hall has previously served as a member of the board of directors of Actuant Corporation (NYSE: ATU), serving on both its Audit and Governance Committees.

Mr. Hall volunteers as an Adjunct Professor of graduate and undergraduate courses in entrepreneurial leadership of the College of Engineering and the Ross School of Business at the University of Michigan. Mr. Hall also serves as a member of the Executive Committee at the Rush University Medical Center in Chicago and as an advisory board member at the Depression Center, the Zell Lurie Institute and the Center for Entrepreneurial Leadership at the University of Michigan. During the 1970s, Mr. Hall served as a professor at the University of Michigan, the European Institute of Business Administration and the Harvard Business School. Mr. Hall holds degrees in aeronautical engineering (B.S.E.), mathematical statistics (M.S.) and business administration (M.B.A. and Ph.D.), all from the University of Michigan.

Peter C.B. Bynoe (Age 66): Mr. Bynoe has served as a director of Real Industry since July 2013, and currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Governance Committee; he formerly served on the Audit Committee.  Mr. Bynoe is currently a Managing Director of Equity Group Investments, a private equity firm based in Chicago, Illinois, where he has served since October 2014. From September 2013 to October 2014, Mr. Bynoe served as the Chief Executive Officer of Rewards Network, Inc., a provider of credit card loyalty and rewards programs. Prior to Rewards Network, Mr. Bynoe served, from January 2009 to August 2013, as a partner and Chief Operating Officer of Loop Capital LLC, a full-service investment banking firm based in Chicago. He joined Loop Capital as a Managing Director in February 2008. As Chief Operating Officer, Mr. Bynoe oversaw the firm’s mergers and acquisitions practice in the utility and power sector. Mr. Bynoe also served from January 2009 to December 2016 as a Senior Counsel in the Chicago office of the international law firm DLA Piper US LLP. From March 1995 until December 2007, Mr. Bynoe was a senior Partner at DLA Piper US LLP and served on its Executive Committee. Mr. Bynoe has also been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Since 2004, Mr. Bynoe has been a director of Covanta Holding Corporation (“Covanta”) (NYSE: CVA), an internationally recognized owner of energy-from-waste and power generation projects, and he presently serves on Covanta’s Nominating and Governance Committee and its Compensation Committee. Since 2007, Mr. Bynoe has been a director of Frontier Communications Corporation (formerly known as Citizens Communication Corporation) (NASDAQ: FTR), a telephone, television and internet service provider, where he serves as the chairman of its Nominating and Governance Committee and as a member of its Compensation Committee, and he was formerly a director of Rewards Network Inc. from 2003 to May 2008. Mr. Bynoe served as the Executive Director of the Illinois Sports Facilities Authority, a joint venture of the City of Chicago and State of Illinois created to develop the new Comiskey Park for the Chicago White Sox and was Managing General Partner of the National Basketball Association’s Denver Nuggets. Mr. Bynoe also served as a consultant to the Atlanta Fulton County Recreation Authority and the Atlanta Committee to Organize the Olympic Games in preparation for the 1996 Summer Olympic Games. Mr. Bynoe holds Juris Doctor, Master of Business Administration and Bachelor of Arts degrees from Harvard University and is a member of the Illinois Bar and a registered real estate broker.

Patrick E. Lamb (Age 58): Mr. Lamb has served as a director of Real Industry since April 2011, and currently serves as the Chairman of the Audit Committee, and a member of the Nominating & Governance Committee. He joined the board of directors of the Real Alloy Debtors in October 2017.  Mr. Lamb has over twenty-five years of chief financial officer experience in various public, public subsidiary and private entities, specifically in the financial services industry, including banking, commercial finance, commercial and residential real estate, debt and equity capital markets, and insurance. He also has experience in mergers, divestitures and acquisitions, financing and securitization structures and public accounting, as well as marketing and information technology. Most recently, Mr. Lamb served as the Chief Financial Officer for the Los Angeles Clippers of the National Basketball Association from July 2007 until January 2015. From 2004 to July 2007, Mr. Lamb served as the Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of Fremont General Corporation (“Fremont”). Prior to that, Mr. Lamb served as Vice President-Finance for Fremont and as the Chief Financial Officer of Fremont Financial Corporation, a subsidiary of Fremont. Before joining Fremont, Mr. Lamb worked at Ernst & Whinney (now Ernst & Young), serving primarily the financial services industries in various audit and consulting engagements. Mr. Lamb holds Bachelor of Science and Master in Accountancy degrees from the Marriott School of Management at Brigham Young University. Mr. Lamb also serves on two advisory boards for the Marriott School of Management at Brigham Young University and is also involved in various community and educational organizations.  He is also on the Advisory Boards of Fan Factor (a fan engagement penetration technology platform) and Amenify (an amenity aggregation technology platform for apartment residents), as well as an instructor in the University of San Francisco’s Masters in Sports Management program.

Joseph McIntosh (Age 48): Mr. McIntosh has served as a director of Real Industry since May 2017, and currently serves on the Audit Committee and Compensation Committee. Mr. McIntosh has served as a Managing Director with Equity Group Investments since January 2017, where he focuses on sourcing, evaluating and executing new investments, as well as monitoring and advising on existing investments. Prior to joining EGI, Mr. McIntosh served as Vice Chairman of Consumer and Retail Investment Banking Coverage and Managing Director in the Investment Banking Division of Deutsche Bank Securities since September 2014. Mr. McIntosh was a Managing Director in the Corporate and Investment Banking division of Bank of America from 2009 to September 2014, which he joined in 2009 as a result of Bank of America’s acquisition of Merrill Lynch, where he worked since 1997. Over the years, Mr. McIntosh has advised on a number of M&A and financing transactions for numerous Fortune 500 companies. Mr. McIntosh received his Juris Doctorate from Northwestern University School of Law and a Bachelor of Business Administration degree in Accounting from the University of Iowa.

F.         Events Leading to the Chapter 11 Case

Real Industry’s operations include the acquisition and oversight of subsidiary companies.  The principal form of liquidity for the Company is, therefore, cash on hand and potential distributions from its operating companies, which, since early 2015, has principally consisted of Real Alloy. From the consummation of the Real Alloy Acquisition, Real Alloy was responsible to pay Real Industry a management fee in the amount of $250,000 per month as well as to repay any expenses paid by Real Industry on Real Alloy’s behalf. As the financial performance of Real Alloy began to degrade in the second half of 2016 and into early 2017, Real Industry elected not to cause Real Alloy to pay accrued nor current management fees.  Even though efforts were taken to reduce expenses at the parent company level, without such fees being paid, the ongoing expenses of maintaining a public company and its continuing acquisition efforts began to put pressure on the Company’s financial position. No management fees or reimbursable expenses have been paid since the consummation of the Real Alloy Acquisition. As of the Petition Date, the cumulative amount of management fees owed from Real Alloy to Real Industry, net of operating expenses owed by Real Industry to Real Alloy, is approximately $7,000,000.  Such obligation is not released under the Plan.  Based on the current posture of the Real Alloy Debtors’ Chapter 11 Cases, no resultant distribution is expected;  however,  Real Industry expects that obligation will continue to be available for the purposes of setoff as necessary.

With respect to Real Alloy’s weakening financial performance, beginning in the second quarter of 2016, post-consumer recycled aluminum scrap flow in North America, on which the Real Alloy business relies, began to tighten driven primarily by continued weakness in the steel industry and lower commodity prices.  These circumstances put downward pressure on the price of steel scrap, a significant driver of post-consumer non-ferrous scrap flow. As a result, Real Alloy and other consumers of secondary aluminum scrap drove an increased demand for industrial aluminum scrap, causing higher prices for these scrap inputs. Simultaneously, the strong U.S. dollar invited secondary aluminum alloy from international markets, particularly from southern Europe, into the domestic market, which effectively put a price ceiling on secondary alloy prices that Real Alloy could charge.  This situation caused Real Alloy’s North American (“RANA”) operations to experience a tightening of scrap spreads, which is a critical component of profitability and cash flow, beginning in the third quarter of 2016, and continuing through the remainder of 2016 and into 2017.

In addition, during the second half of 2016, RANA saw volumes continue to remain below the prior year, as it was unable to completely replace the lost tolling volumes associated with certain customers choosing to substitute and use cheaper primary aluminum with other tolling arrangements or additional buy/sell business. Although further productivity gains were achieved, sales, general, and administrative expenses were reduced, and a series of plant level cost reductions were implemented to offset the difficult operating environment, the lower volumes and tighter scrap spreads resulted in decreased earnings for RANA.

Although the scrap spread environment began to improve in early 2017, the rising cost of scrap and the price of secondary alloys put additional pressure on RANA’s $110 million senior secured revolving asset-based credit facility due to the borrowing cap limited contractually by the terms of an intercreditor agreement with the holders of certain senior secured notes issued by Real Alloy Holding, Inc. (the “Senior Secured Notes”).

Over the course of 2017, Real Industry engaged in a concerted effort to raise liquidity for Real Alloy and best position the business for upcoming maturities of its existing indebtedness. These efforts included exploration of a sale of select assets, pursuit of capital projects and other investments at Real Alloy that would have increased financing options, and traditional regular-way refinancing activities.  Although Real Alloy was able to refinance its senior secured revolving asset-based credit facility, the overall size of the credit facility could not be increased due to the terms of the intercreditor agreement.  The new revolving credit facility, however, did allow Real

Alloy to borrow against accounts receivable in Mexico, in addition to U.S. and Canadian inventory and receivables, and it improved certain other terms from the prior revolving credit facility.

Real Industry also attempted to refinance the Senior Secured Notes, embarking on a process that was formulated in July and August 2017. While the secondary aluminum market environment was improving for RANA, and Real Alloy’s European operations continued to perform strongly throughout the summer, operational issues at certain RANA facilities and the effects of Hurricane Harvey in late August delayed RANA’s financial recovery.  Additionally, RANA began to face increasing liquidity pressure due to reduced terms from its scrap suppliers amid cuts from credit insurers.  Ultimately, with the assistance of its financial advisor Jefferies LLC, Real Alloy received three proposals, each of which was highly contingent and subject to extensive diligence that could only be completed, at the earliest, by the end of 2017.

As is typical in the aluminum recycling industry, the Real Alloy Debtors’ suppliers extend credit on customary trade terms (generally net thirty (30) days), and typically purchase trade credit insurance from third parties. On October 9, 2017, Real Alloy learned that at least one trade insurer intended to cancel all coverage, but later decided to reduce its exposure in half. In late October, Real Alloy learned that another insurer intended to cut its exposure to the Real Alloy Debtors. The result of these cuts caused significant liquidity constraints and hardship on the RANA businesses, and, combined with the above-mentioned factors, ultimately led to the Chapter 11 Cases of the Real Alloy Debtors.

Concurrent with the refinancing process for Real Alloy, Real Industry also commenced efforts to raise capital to improve its liquidity situation independent of a Real Alloy refinance. While Real Industry identified a handful of potential investment opportunities and partners, none of those opportunities reached a transactable status prior to the liquidity challenges faced at Real Alloy.

Due to the looming Chapter 11 filing of the Real Alloy Debtors, Real Industry was left with its material operating subsidiary having limited liquidity and cash flow, a dwindling cash position, limited monetizable assets, a preferred shareholder with a large redemption obligation, no concrete out-of-court financing plan, the risk of losing its tax attributes, and mounting professional fees.  It therefore became necessary to file Real Industry’s Chapter 11 Case in an effort to preserve its NOLs and maximize the value of the estate for all stakeholders.

VII.     Events During the Chapter 11 Cases

A.        First Day Pleadings and Other Case Matters

1.         First and Second Day Pleadings

On November 17, 2017 (the “Petition Date”),  Real Industry and each of the Real Alloy Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, thereby commencing the Chapter 11 Cases.   To facilitate the administration of the Chapter 11 Cases of Real Industry and each of the Real Alloy Debtors (collectively, the “Jointly-Administered Debtors”), and minimize disruption to the Debtors’ respective operations, the Jointly-Administered Debtors  filed certain motions and applications with the Bankruptcy Court on the

Petition Date or soon thereafter seeking certain relief summarized below. The relief sought in the “first day” and “second day” pleadings facilitated the Jointly-Administered Debtors’ seamless transition into chapter 11 and aided in the preservation of the Jointly-Administered Debtors’ going-concern value.  The first and second day pleadings included the following:

•     Cash Management. On November 20, 2017, the Bankruptcy Court entered an interim order authorizing the Jointly-Administered Debtors to continue using their existing cash management systems, existing bank accounts, and existing business forms as more fully set forth therein [Docket No. 46].  On December 19, 2017, the Bankruptcy Court entered a second interim order granting such relief on an interim basis [Docket No. 169].  On January 17, 2018, the Bankruptcy Court entered an order granting such relief on a final basis [Docket No. 347].

•     Insurance. On November 20, 2017, the Bankruptcy Court entered an interim order authorizing the Jointly-Administered Debtors to continue operating under insurance coverage for their businesses entered into prepetition, honor prepetition insurance premium financing agreements, and renew their premium financing agreements in the ordinary course of business [Docket No. 53].  On December 19, 2017, the Bankruptcy Court entered an order granting such relief on a final basis [Docket No. 168].

•     Trading. On November 20, 2017, the Bankruptcy Court entered an interim order approving notification and hearing procedures for certain transfers of and declarations of worthlessness with respect to beneficial ownership of stock [Docket No. 56].  On January 17, 2018, the Bankruptcy Court entered an order granting such relief on a final basis [Docket No. 332].

•     Taxes.  On November 20, 2017, the Bankruptcy Court entered an interim order authorizing the Jointly-Administered Debtors to pay certain prepetition sales, use, franchise, and other taxes in the ordinary course of business [Docket No. 51].  On December 19, 2017, the Bankruptcy Court entered an order granting such relief on a final basis [Docket No. 167].

•     Utilities.  On November 20, 2017, the Bankruptcy Court entered an interim authorizing the Jointly-Administered Debtors to establish procedures for, among other things, determining adequate assurance for utility providers, prohibiting utility providers from altering, refusing, or discontinuing services, and determining that the Real Alloy Debtors are not required to provide any additional adequate assurance [Docket No. 52].  On December 19, 2017, the Bankruptcy Court entered an order granting such relief on a final basis [Docket No. 184].

•     Wages.  On November 20, 2017, the Bankruptcy Court entered an interim order authorizing the Jointly-Administered Debtors to (a) pay all employees their wage Claims in the ordinary course of business, (b) pay and honor employee medical and similar benefits, and (c) continue their prepetition benefit programs, including, among others, medical, dental, and 401(k) benefits [Docket No. 54].  On December 19, 2017, the Bankruptcy Court entered an order granting such relief on a final basis [Docket No. 178].

2.         Procedural and Administrative Motions

To facilitate the efficient administration of the Chapter 11 Cases and to reduce the administrative burden associated therewith, the Jointly-Administered Debtors also filed and received authorization to implement several procedural and administrative motions:

•     authorizing the joint administration of the Chapter 11 Cases [Docket No. 45];

•     extending the time during which the Jointly-Administered Debtors may file certain schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs (collectively, the “Schedules”), the filing of which are required under section 521 of the Bankruptcy Code [Docket No. 174];

•     allowing the Jointly-Administered Debtors to prepare a list of creditors in lieu of submitting a formatted mailing matrix and to file a consolidated list of the Jointly-Administered Debtors’  thirty largest creditors [Docket No. 48];

•     allowing the Jointly-Administered Debtors to retain and compensate certain Professionals utilized in the ordinary course of business [Docket No. 170];

•     approving the procedures for the interim compensation and reimbursement of retained Professionals in the Chapter 11 Cases [Docket No. 180]; and

•     setting bar dates for filing proofs of claim in the Chapter 11 Cases, approving the proof of claim form, and approving notice of the bar dates [Docket No. 340].

3.         Retention of Chapter 11 Professionals

The Jointly-Administered Debtors also filed applications and obtained authority to retain the following professionals to assist the Jointly-Administered Debtors in carrying out their duties under the Bankruptcy Code during the Chapter 11 Cases: (a) Morrison & Foerster LLP and Saul Ewing Arnstein & Lehr LLP, as co-counsel; (b) Berkeley Research Group, LLC (“BRG”), as financial advisor; (c) Jefferies LLC  (“Jefferies”) as investment banker; and (d) Prime Clerk LLC, as Solicitation Agent and administrative advisor [Docket Nos. 49, 171, 172, 173, 175, and 177].

4.         Appointment of the Official Committee of Unsecured Creditors

On November 30, 2017, the Office of the United States Trustee (the “U.S. Trustee”)  filed a notice of appointment of an official committee of unsecured creditors (the “UCC”)  pursuant to section 1102 of the Bankruptcy Code [Docket No. 95].  On February 28, 2018, the U.S. Trustee filed an amended notice of appointment with respect to the UCC [Docket No. 520].  The current UCC members are Huron Valley Steel Corp., Nathan H. Kelman Inc., and Page Transportation Inc.

The UCC filed applications and obtained authority to retain the following professionals to assist the UCC in carrying out its statutory duties: (a) Brown Rudnick LLP and Duane Morris LLP as co-counsel; (b) Goldin Associates, LLC as financial advisor; and (c) Miller Buckfire & Co and

Stifel, Niklaus & Co as investment bankers as counsel as lead counsel [Docket Nos. 334, 335, 336, 337].

5.         The Ad Hoc Group

One ad hoc group of holders, representing less than 10% of the Debtor’s  voting common equity, formed postpetition and is currently active in the Debtor’s Chapter 11 Case (the “Ad Hoc Group”).  On January 16, 2018, the Ad Hoc Group filed a statement pursuant to Bankruptcy Rule 2019 [Docket No. 309].  On January 12, 2018, the Ad Hoc Committee filed a supplemental objection to the 210 Proposed Financing and 210 Equity Commitment [Docket No. 278].  The Ad Hoc Group ultimately consented, withdrawing their objection, and the resolution is incorporated into the Plan in the form of the RAIH Recovery.  The Ad Hoc Group is currently represented by Dentons US LLP, as co-counsel, and Bayard P.A., as co-counsel.  On February 9, 2018, the Ad Hoc Group filed a motion (the “Equity Committee Motion”) with the Bankruptcy Court requesting the appointment of an equity committee [Docket No. 433].  The Bankruptcy Court entered an order [Docket No. 512] denying the Equity Committee Motion on February 27, 2018.

On March 12, 2018, the Ad Hoc Committee filed a motion to terminate exclusivity (the “Termination Motion”) [Docket. No. 559] to file an alternative plan based upon a rights offering to Holders of Interests.  The Debtor and the SPA Investors believe the alternative proposed by the Ad Hoc Group is infeasible. On March 29, the Bankruptcy Court entered an order [Docket No. 640] denying the Termination Motion.  The Ad Hoc Group continues to oppose the Plan.

6.         Appointment of the Fee Examiner

On February 21, 2018, the Bankruptcy Court entered an order [Docket No. 475] appointing Judith M. Scarborough of Master, Sidlow & Associates, P.A., as the fee examiner in the Chapter 11 Case (the “Fee Examiner”). The Jointly-Administered Debtors, the UCC, and the U.S. Trustee

9 The Debtor believes that, like a backstopped rights offering, the Ad Hoc Group’s proposed solution of oversubscription rights also carries with it a risk of an ownership change.

conferred regarding the appointment of a fee examiner and submitted to the Bankruptcy Court a list of candidates, from which Ms. Scarborough was chosen by the Bankruptcy Court.

B.         The Debtor’s  Motion to Approve DIP Financing and the Equity Commitment with 210 and GSAM

Prior to the Petition Date, Real Industry, in consultation with its financial advisor, BRG, reviewed and analyzed its projected cash needs and prepared a projection of postpetition cash needs of the Company during a  Chapter 11 Case.  Upon completion of the budget, Real Industry determined that it would require access to postpetition financing sufficient to provide liquidity to meet working capital and business operating needs and to fund the administration of its Chapter 11 Case and enable Real Industry and its stakeholders to pursue a chapter 11 plan of reorganization that will preserve value for the estate.

Since the commencement of its Chapter 11 Case, Real Industry engaged in a concerted effort to raise liquidity. Beginning in November 2017, Real Industry and its investment banker, Jefferies, launched a campaign to identify one or more lenders willing to provide debtor-in-possession financing and the capital required for Real Industry to exit from bankruptcy.  As part of the marketing process, Jefferies contacted over twenty-five potential investors, which resulted in three proposals.  At the conclusion of this process, Real Industry determined, in consultation with Jefferies and its legal and financial advisors, that a proposal from Goldman Sachs & Co. LLC or one of its affiliates (“GSC”) represented the best available debtor-in-possession financing available at the time.

On December 27, 2017, the Debtor filed a motion [Docket No. 207] (the “GSC DIP Motion”) seeking entry of a proposed order (the “DIP Order”) authorizing the Debtor to, among other things: enter into a debtor-in-possession financing agreement with GSC that provided for a $4.0 million credit facility (the “GSC DIP Facility”).  The GSC DIP Facility also contained other terms including case milestones, and the option to purchase 45% to 49% of the reorganized equity of Real Industry for $10.0 million (the “GSC Equity Commitment”).  The final hearing for a ruling on GSC DIP Motion was set for January 17,  2017.  A commitment letter, attached to the GSC DIP Motion as Exhibit B, set forth the terms of the DIP Facility (the “GSC DIP Commitment Letter”).

On January 10,  2018, Real Industry filed a notice [Docket No. 253] of receipt of an unsolicited financing offer from 210 Capital and GSAM (the “DIP Lenders”) for debtor in possession financing on superior terms to the GSC DIP Facility (the “210 Proposed DIP Financing”). The improved terms offered by the 210 Proposed DIP Financing included (i) a larger equity commitment (from the $10.0 million GSC Equity Commitment to $17.5 million) for the same amount of equity to be purchased (the “210 Equity Commitment”), (ii) increased availability under the proposed postpetition financing facility (from $4.0 million to $5.5 million), (iii) a reduced interest rate (from 12 percent to 11 percent), (iv) the addition of a commitment to provide up to $500 million in the form of an acquisition financing facility on terms to be negotiated, (v) a reduced upfront fee (from $300,000 to $200,000), (vi) a reduced cash break-up fee (from $450,000 to $300,000), and (vii) relaxed case milestones (collectively, the “DIP Facility”).  Concurrent with the filing of the notice was the filing of a proposed order approving the 210 Proposed DIP Financing (the “210 Proposed DIP Order”) and a commitment letter setting forth the terms of the 210 Proposed DIP Financing (the “210 Commitment Letter”).  Prior to a  hearing on January 17,

2018, the 210 Proposed DIP Financing was further improved to shift the equity portion of the upfront fee to the break-up fee.

On January 16, 2018, Real Industry filed a notice [Docket No. 329] containing (a) a revised proposed DIP Order primarily reflecting the change of lender to 210 and GSAM from GSC and documenting the material terms proposed in the 210 Commitment Letter and (b) the Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “210 DIP Credit Agreement”).

The Bankruptcy Court entered the DIP Order on January 22, 2018 [Docket No. 379], to take effect as to $4.0 million on January 24, 2018, and to the balance of $1.5 million on January 31, 2018, in each case pending certain objections.  Real Industry executed the 210 DIP Credit Agreement with the DIP Lenders on January 24, 2018 and borrowed $4.0 million on that date. The additional $1.5 million was borrowed on February 5, 2018.  As of March 1, 2018, all of Real Industry’s cash is cash collateral of the DIP Lenders.

The DIP Order also approved certain chapter 11 case “milestones” (the “Milestones”), including the following:

•     no later than February 16, 2018, Borrower shall have filed a chapter 11 plan and disclosure statement with respect to the chapter 11 plan, in each case in form satisfactory to the DIP Lenders (the “Plan/DS Milestone”);

•     entry by the Bankruptcy Court of an order approving the  disclosure statement in form and substance acceptable to the DIP Lenders by no later than March 29, 2018, subject to court availability;

•     execution of the definitive documents related to the Equity Commitment (as defined in the 210 DIP Credit Agreement)  no later than five (5) days before the hearing to consider confirmation of the chapter 11 plan;

•     entry by the Bankruptcy Court of an order confirming the chapter 11 plan by no later than May 1, 2018, subject to court availability; and

•     no later than 10 days after entry of the Confirmation Order, Real Industry shall have taken all steps reasonably necessary to satisfy all conditions for consummating the chapter 11 plan.

Unless waived by the DIP Lenders, the failure of Real Industry to achieve any of the Milestones will result in an Event of Default (as defined in the DIP Credit Agreement) under the DIP Facility, pursuant to which the DIP Agent (as defined in the DIP Credit Agreement) may, with the consent of the requisite DIP Lenders, or shall, upon the request of the requisite DIP Lenders, by notice to the Debtor, among other things, terminate the Debtor’s continued use of cash collateral and terminate the DIP Lenders’ commitments under the DIP Facility.  During the applicable notice period, Real Industry may seek an expedited hearing with the Bankruptcy Court.

On February 16, 2018, Real Industry and the DIP Lenders agreed to extend the Plan/DS Milestone from February 16, 2018 to February 20, 2018.  On February 20, 2018, Real Industry and the DIP Lenders agreed to further extend the Plan/DS Milestone from February 20, 2018 to February 22, 2018.  On February 22, 2018, Real Industry and the DIP Lenders agreed to further extend the Plan/DS Milestone from February 22, 2018 to March 2, 2018.

C.        Restructuring Support Agreements.

As noted above, the SPA Investors and Aleris entered into an RSA with respect to the Plan.  The Aleris RSA is attached hereto as Exhibit D.  In addition, prior to the initial filing of the Plan and Disclosure Statement, the SPA Investors entered into RSAs with three (3) different common shareholders, Aegon USA Investment Management, LLC, Long Ball Partner, LLC and Zell Credit Opportunities Master Fund, L.P. (“ZCOF”), which collectively own approximately 15% of the outstanding common stock.  In addition, subsequent to the filing of the Plan, two other common shareholder with aggregate holdings of approximately 5% have signed RSAs (bringing the total holdings of RSA parties to approximately 20%).  A form of the RSA executed by each of the common stock holders is attached as Exhibit E.  Shareholders representing another approximate 25% of the outstanding common stock have also expressed support for the Plan but have not executed an RSA.

ZCOF, one of the parties that executed the RSA, is a fund managed by Equity Group Investments (“EGI”), which owns approximately 6% of the outstanding common stock.  Two of the current Board of Directors (Mr. Bynoe and Mr. McIntosh) are managing directors at EGI.  Neither ZCOF nor EGI was active in the formulation or negotiation of the Plan and only executed the RSA when asked by the other RSA parties in order to facilitate final resolution on the key terms of the Plan.

D.        Schedules and Bar Dates

On November 28, 2017, the Jointly-Administered Debtors  filed a motion [Docket No. 83], seeking an extension of the time within which the Jointly-Administered Debtors must file their Schedules by an additional twenty (20) days, which relief the Bankruptcy Court granted on December 19, 2017 [Docket No. 174].  On January 9, 2018, Real Industry filed its Schedules [Docket Nos. 227, 226].  On January 19, 2018, Real Industry filed an amendment to its Schedules [Docket No. 367].  The Schedules contain basic information including, among other things, schedules of creditors holding unsecured priority and non-priority claims against Real Industry.  Copies of the Schedules are available for inspection on the website maintained by Prime Clerk for the Chapter 11 Case at https://cases.primeclerk.com/realindustry.  Any creditor whose Claim is not scheduled in the Schedules or whose Claim is scheduled as disputed, contingent, or unliquidated must file a proof of claim in accordance with the terms of the Bar Date Order (as defined herein).

On January 17, 2018, the Bankruptcy Court entered an order approving, among other things: (1) February 21, 2018, at 5:00 p.m., prevailing Eastern Time, as the deadline for all non-Governmental Units to File Claims in the Chapter 11 Cases; (2) May 18, 2018, at 5:00 p.m., prevailing Eastern Time, as the deadline for all Governmental Units to File Claims in the

Chapter 11 Cases; (3) procedures for filing proofs of Claim; and (4) the form and manner of notice of the applicable bar dates [Docket No. 340] (the “Bar Date Order”).

Because the resolution process for Claims is currently ongoing, the Claims figures identified in this Disclosure Statement represent estimates only and, in particular, the estimated recoveries set forth in this Disclosure Statement for Holders of Interests could be materially lower if the actual amount of Allowed Claims is higher than the current estimates.

E.         Other Postpetition Matters

1.         Real Alloy Sale Process

The Real Alloy Debtors’ cases and Real Industry’s case are proceeding on separate paths.  On November 28, 2017, the Real Alloy Debtors filed a motion [Docket Nos. 85 and 149] (the “Real Alloy Bidding Procedures Motion”) seeking, among other things, approval for proposed auction and bidding procedures for the sale of the Real Alloy Debtors’ assets.  On December 19, 2017, the Bankruptcy Court entered an order granting the Real Alloy Bidding Procedures Motion [Docket No. 176] (the “Real Alloy Bidding Procedures Order”).  Under the Real Alloy Bidding Procedures Order, a bid deadline of March 19, 2018, was set with an auction, if necessary, to occur on March 27, 2018, and a sale hearing to occur on March 29, 2018.

On February 2, 2018, an ad hoc group of certain noteholders of the Real Alloy Debtors stated their intention to provide a cash and credit bid for substantially all of the assets of the Real Alloy Debtors (the “Credit Bid Proposal”), to be documented in a definitive agreement.  On March 7, 2018, the noteholder group, the Real Alloy Debtors, and the UCC agreed upon the terms of an asset purchase agreement documenting the terms of the Credit Bid Proposal (the “Asset Purchase Agreement”).  The Asset Purchase Agreement, and a proposed form of order (the “Proposed Sale Order”) authorizing, among other things, the Real Alloy Debtors’ entry into the Asset Purchase Agreement were attached as Exhibits A and B to the Notice of Asset Purchase Agreement and Proposed Sale Order [Docket No. 545].

Under the Asset Purchase Agreement, the noteholder group has agreed to acquire substantially all of Real Alloy’s United States and international operations for an estimated total purchase consideration of approximately $364 million, plus the assumption of certain significant U.S. and international liabilities.  As part of reaching an agreement with the UCC, the Asset Purchase Agreement provides for the assumption by the buyer of up to $18.6 million of priority and unsecured Claims against the Real Alloy Debtors’  estates.  Under the Asset Purchase Agreement, Holders of Claims against the Real Alloy Debtors that are entitled to priority under section 503(b)(9) of the Bankruptcy Code may receive as much as a  100% recovery on such Claims as an upfront payment at closing in exchange for terms including negotiated credit limits, volume, and pricing.  Vendors holding General Unsecured Claims against the Real Alloy Debtors may also receive recoveries on their Claims, depending upon credit and other commercial terms offered.  Holders of General Unsecured Claim against the Real Alloy Debtors that are not commercial counterparties are expected to receive no recovery on their Claims.

Notwithstanding receipt of the Asset Purchase Agreement, the Real Alloy Debtors remained willing to consider and evaluate all qualified bids for the Assets, as contemplated by the

Real Alloy Bidding Procedures Order (and subject to paragraph 18(b) thereunder), to determine the highest and otherwise best offer for the Real Alloy Debtors’  assets and whether to conduct an auction.  No competing bids were received.  On March 21, 2018 the Real Alloy Debtors filed a notice canceling the auction and indicating the amount of the purchase price for the Real Alloy Debtors’ assets  [Docket No. 595] (the “Purchase Price Notice”).

Real Industry does not expect that the transaction contemplated by the Asset Purchase Agreement will result in any Debtor’s RAIH Recovery (any recovery on account of the Debtor’s interest in the Real Alloy Intermediate Holdings).

2.         Assumption/Rejection Extension Motion

On February 1, 2018, the Jointly-Administered Debtors filed a motion to extend the time to assume or reject Unexpired Leases and granting related relief [Docket No. 416] (the “Assumption/Rejection Extension Motion”).  On February 21,  2018, the Bankruptcy Court entered an order granting the Assumption/Rejection Extension Motion and extending the period by which the Jointly-Administered Debtors must assume or reject the Unexpired Leases through and including June 15, 2018 [Docket No. 476].  The Debtors reserve the right to seek additional extensions of the time to assume or reject the Unexpired Leases.

3.         Wells Fargo Stay Relief Motion

On February 7, 2018, the Jointly-Administered Debtors and Wells Fargo Bank, N.A. (“Wells Fargo”) filed a joint motion [Docket No. 428] (the “Wells Fargo Stay Relief Motion”) seeking to grant Wells Fargo limited relief from the automatic stay to enforce its rights under certain agreements related to a collateral account maintained by Real Industry at Wells Fargo.  On February 23, 2018, the Bankruptcy Court entered an order [Docket No. 489] granting the Wells Fargo Stay Relief Motion.

VIII.    SUMMARY OF THE PLAN

The Plan reflects the evaluation and analysis undertaken by the Debtor with respect to a number of different of business, financial, and legal considerations.  Among other things, the Debtor, with the assistance of their advisors, considered both overall enterprise value and the extent to which such value may be available for distribution to the Debtor’s different Classes of stakeholders in light of such parties’  legal and equitable rights.  The Plan reflects the Debtor’s consideration of the time, risk, and expense associated with litigating to Final Order, the foregoing issues.

The Plan is therefore proposed in the nature of a settlement pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, and the Debtor believes that Confirmation of the Plan is in the best interests of the Debtor’s Estate and its stakeholders.

A.        Overview

Articles II, III, IV, and V of the Plan set forth the classification and treatment of Claims and Interests under the Plan and the structure and means for implementation of the Plan.

The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in the documents referred to therein.  The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein, and reference is made to the Plan and to such documents for the full and complete statement of such terms and provisions of the Plan or documents referred to therein.

The Plan controls the actual treatment of Claims against and Interests in the Debtor under the Plan and will, upon the occurrence of the Effective Date, be binding upon all Holders of Claims against and Interests in the Debtor, the Debtor’s Estate, the Reorganized Debtor, all parties receiving property under the Plan, and other parties in interest.  In the event of any conflict between this Disclosure Statement and the Plan or any other operative document, the terms of the Plan and/or such other operative document shall control.

B.         Administrative Claims, Priority Tax Claims, and DIP Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify Administrative Claims, Priority Tax Claims, and DIP Claims.  These Classes are excluded from the Classes of Claims and Interests set forth in Article III of the Plan and have the treatment set forth below.

1.         Administrative Claims

The Plan defines an Administrative Claim as a Claim for costs and expenses of administration pursuant to Bankruptcy Code §§ 503(b), 507(a)(2), 507(b), or 1114(e)(2), including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estate pursuant to chapter 123 of the Judicial Code; (c) all requests for compensation or expense reimbursement for making a substantial contribution in this Chapter 11 Case pursuant to Bankruptcy Code §§ 503(b)(3), (4), and (5); and (d) all Professional Fee Claims, but excluding DIP Claims and Priority Tax Claims.

General.  The Plan provides that subject to the Administrative Claim Bar Date provisions therein and unless otherwise provided for in the Plan or an order of the Bankruptcy Court, each Holder of an Allowed Administrative Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim be paid either Cash equal to the unpaid amount of such Allowed Administrative Claim or such other less favorable treatment as to which the Debtor or the Reorganized Debtor and the Holder of such Allowed Administrative Claims shall have agreed upon in writing, at the later of: (a) the Effective Date; (b) the Allowance Date; (c) the date such Allowed Administrative Claim becomes due and owing in the ordinary course of business; or (d) such date as is mutually agreed upon by the Debtor or the Reorganized Debtor and the Holder of such Allowed Administrative Claim; provided, that any liabilities incurred by the Debtor after the Petition Date in the ordinary course of business shall be paid by the Debtor or the Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.

Payment of Statutory Fees.  The Plan also provides that all fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

Administrative Claim Bar Date and Objection Deadlines.  Except as otherwise provided in Article II.A.3 of the Plan, and except with respect to Professional Fee Claims or DIP Claims, requests for payment of Allowed Administrative Claims for which no bar date has otherwise been previously established must be included within a motion or application and filed and served on the Reorganized Debtor pursuant to the procedures specified in the Plan and in the Confirmation Order no later than the Administrative Claim Bar Date; provided, that the Administrative Claims Bar Date does not apply to Professional Fee Claims or Administrative Claims arising in the ordinary course of business.  Unless the Holder of an Allowed Administrative Claim is not otherwise paid in the ordinary course of business during the Chapter 11 Case, Holders of Administrative Claims that are required to file requests for payment of such Administrative Claims and that do not file such requests by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Reorganized Debtor or its property.  Objections to Administrative Claims (other than Professional Fee Claims) must be filed and served on the Reorganized Debtor and the Holder of the Administrative Claim that is the subject of such objection no later than the Administrative Claim Objection Deadline.

Except for Claims arising under Bankruptcy Code § 503(b)(9), requests for payment of Administrative Claims included in a Proof of Claim are of no force and effect, and are disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently filed in a timely motion or application as provided in the Plan.  However, to the extent a Governmental Unit is not required to file a request for payment of an Administrative Claim pursuant to Bankruptcy Code § 503(b)(1)(D), a Proof of Claim filed by such Governmental Unit prior to the applicable bar date set forth in the Plan for filing a request for payment of such Administrative Claim shall fulfill the requirements of this section of the Plan.

Moreover, the Plan requires all Professionals to file and serve on the Post-Confirmation Service List an application for final allowance of any Professional Fee Claim no later than the Professional Fee Claim Bar Date.  Objections to Professional Fee Claims must be filed and served on the Reorganized Debtor and the Professional to whose application the objections are addressed no later than the Professional Fee Claim Objection Deadline.  Any Professional that does not file an application for final allowance of any Professional Fee Claim by the Professional Fee Claim Bar Date shall be forever barred from asserting any such Professional Fee Claim against the Reorganized Debtor or its property.  Any professional fees and reimbursements for expenses incurred by the Reorganized Debtor after the Effective Date may be paid without further notice or application to the Bankruptcy Court.

2.         Priority Tax Claims

Unless otherwise provided for pursuant to an order of the Bankruptcy Court or the Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each Holder of an Allowed

Priority Tax Claim due and payable on or prior to the Effective Date shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Reorganized Debtor, either: (i) Cash equal to the amount of such Allowed Priority Tax Claim as soon as reasonably practicable after the later of (x) the Effective Date, (y) the Allowance Date, or (z) such date as is mutually agreed upon by the Debtor or the Reorganized Debtor and the Holder of such Allowed Priority Tax Claim; or (ii) pursuant to Bankruptcy Code § 1129(a)(9)(C), deferred Cash payments made on the first Business Day following each anniversary of the Effective Date over a period not exceeding five (5) years after the Petition Date, with a total value as of the Effective Date equal to the amount of such Allowed Priority Tax Claim.  All Allowed Priority Tax Claims against the Debtor that are not due and payable on the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtor in accordance with the applicable non-bankruptcy law governing such Claims.

3.         DIP Claims

The DIP Claims shall be deemed to be Allowed Claims and superpriority Administrative Claims in the full amount due and owing under the DIP Loan Documents as of the Effective Date.  In full and final satisfaction, settlement, release, and discharge of and in exchange for each DIP Claim, upon the closing of the SPA, the unpaid portion of each DIP Claim shall be deemed applied to the SPA Purchase Consideration subject to and in accordance with the terms and conditions of the SPA.

C.        Classification and Treatment of Claims and Interests

Claims and Interests, except for Administrative Claims, Priority Tax Claims, and DIP Claims, are classified in the Classes set forth in Article III of the Plan.  In accordance with Bankruptcy Code § 1122, a Claim or Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent: (i) the Claim or Interest qualifies within the description of that Class; (ii) the Claim or Interest is an Allowed Claim or Allowed Interest; and (iii) the Claim or Interest has not been paid, released, or otherwise compromised before the Effective Date.  In accordance with Bankruptcy Code § 1123(a)(1), all Allowed Claims and Interests except Administrative Claims, Priority Tax Claims, and DIP Claims are classified in the Classes set forth below.

The classification of Claims against and Interests in the Debtor pursuant to the Plan is as follows:

Class	Type	Status	Voting Rights
1	Allowed Secured Claims: Class 1 shall consist of all Allowed Secured Claims.	Unimpaired	Not entitled to vote (deemed to accept)
2	Allowed Priority Non-Tax Claims: Class 2 shall consist of all Allowed Priority Non-Tax Claims.	Unimpaired	Not entitled to vote (deemed to accept)

3	Allowed General Unsecured Claims: Class 3 shall consist of all Allowed General Unsecured Claims.	Unimpaired	Not entitled to vote (deemed to accept)
4	Allowed Series B Preferred Interests: Class 4 shall consist of all Series B Preferred Interests.	Impaired	Entitled to vote
5	Certain Allowed Common Interests: Class 5 shall consist of all Allowed Common Interests.	Impaired	Entitled to vote
6	Allowed Warrant/Option Interests: Class 6 shall consist of all Allowed Warrant/Option Interests.	Impaired	Not entitled to vote (deemed to reject)

D.        Treatment of Classified Claims and Interests

1.         Class 1 – Allowed Secured Claims

Classification: Class 1 consists of Allowed Secured Claims.  If there is more than one Allowed Secured Claim, then each allowed Secured Claim shall be classified in a separate subclass.

Impairment and Voting: Class 1 (and each sub-Class therein, as applicable) is Unimpaired by the Plan.  Each Holder of an Allowed Secured Claim is not entitled to vote to accept or reject the Plan and shall be conclusively presumed to have accepted the Plan.

Treatment: Each Holder of an Allowed Secured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, as soon as reasonably practicable after the later of (a) the Effective Date, (b) the Allowance Date, (c) the date such Allowed Secured Claim becomes due and owing in the ordinary course of business, and (d) such date as is mutually agreed upon by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Allowed Secured Claim, either: (i) at the sole discretion of the Debtor or the Reorganized Debtor, as applicable, (x) Cash equal to the unpaid portion of such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to Bankruptcy Code § 506(b), or (y) Reinstatement of such Allowed Secured Claim; or (ii) such other treatment as may be agreed to by the Debtor and the Holder of such Allowed Secured Claim in writing.

2.         Class 2 – Allowed Priority Non-Tax Claims

Classification: Class 2 consists of Allowed Priority Non-Tax Claims.

Impairment and Voting: Class 2 is Unimpaired by the Plan.  Each Holder of an Allowed Priority Non-Tax Claim is not entitled to vote to accept or reject the Plan and shall be conclusively presumed to have accepted the Plan.

Treatment: Each Holder of an Allowed Priority Non-Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Non-Tax Claim, as soon as reasonably practicable after the later of (a) the Effective Date, (b) the Allowance Date, (c) the date such Allowed Priority Non-Tax Claim becomes due and owing in the ordinary course of business, and (d) such date as is mutually agreed upon by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Allowed Priority Non-Tax Claim, either: (i) at the sole discretion of the Debtor or the Reorganized Debtor, as applicable, (x) Cash equal to the unpaid portion of such Allowed Priority Non-Tax Claim, or (y) Reinstatement of such Allowed Priority Non-Tax Claim; or (ii) such other treatment as may be agreed to by the Debtor and the Holder of such Allowed Priority Non-Tax Claim in writing.

3.         Class 3 – Allowed General Unsecured Claims

Classification:  Class 3 consists of Allowed General Unsecured Claims.

Impairment and Voting:  Class 3 is Unimpaired by the Plan.  Each Holder of an Allowed General Unsecured Claim is not entitled to vote to accept or reject the Plan and shall be conclusively presumed to have accepted the Plan.

Treatment:  Each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim, as soon as reasonably practicable after the later of (a) the Effective Date, (b) the Allowance Date, (c) the date such Allowed General Unsecured Claim becomes due and owing in the ordinary course of business, and (d) such date as is mutually agreed upon by the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Allowed General Unsecured Claim, either: (i) at the sole discretion of the Debtor or the Reorganized Debtor, as applicable, (x) Cash equal to the unpaid portion of such Allowed General Unsecured Claim, or (y) Reinstatement of such Allowed General Unsecured Claim; or (ii) such other treatment as may be agreed to by the Debtor and the Holder of such Allowed General Unsecured Claim in writing.

4.         Class 4 – Series B Preferred Interests

Classification: Class 4 consists of Series B Preferred Interests.

Impairment and Voting: Class 4 is Impaired by the Plan.  Each Holder of an Allowed Series B Preferred Interest is entitled to vote to accept or reject the Plan.

Treatment: Each Holder of an Allowed Series B Preferred Interest shall receive, on the Effective Date as more fully described in the Plan, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Series B Preferred Interest, (a) its Pro Rata share of $2,000,000 in Cash consideration, plus (b) its Pro Rata share of 35% of the total of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan), plus (c) its Pro Rata share of the Debtor’s RAIH Recovery Class 4 Share.  Notwithstanding the foregoing, in the event that Class 5 votes in favor of the Plan, sub-part (b) above will be modified such that each Holder of Allowed Series B Preferred Interests will receive its Pro Rata share of 31% of the total of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan).

5.         Class 5 – Certain Allowed Common Interests

Classification: Class 5 consists of all Allowed Common Interests.

Impairment and Voting: Class 5 is Impaired by the Plan.  Each Holder of an Allowed Common Interest is entitled to vote to accept or reject the Plan.

Treatment:  Each Holder of an Allowed Common Interest shall receive, on the Effective Date as more fully described in the Plan, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Common Interest, its Pro Rata share of 16% of the total of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan), plus its Pro Rata share of Debtor’s RAIH Recovery Class 5 Share.  In the event that Class 5 votes in favor of the Plan, each Holder of an Allowed Common Interest will be entitled to receive, in addition to the treatment provided for above, its Pro Rata share of an additional 4% of the total, for a total of 20% of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan).

6.         Class 6 – Allowed Warrant/Option Interests

Classification: Class 6 consists of Allowed Warrant/Option Interests.

Impairment and Voting: Class 6 is Impaired by the Plan.  Each Holder of an Allowed Warrant/Option Interest is not entitled to vote to accept or reject the Plan and shall be conclusively presumed to have rejected the Plan.

Treatment: All Warrant/Option Contracts shall be terminated on the Effective Date.  Holders of Allowed Warrant/Option Interests shall not receive any recovery on account of such Interests.

The term “Warrant/Option” is defined in the Plan as “(a) any warrant, option, contractual right, or any other right under applicable law to purchase or acquire an Interest or exchange a Unexchanged Interest in the Debtor at any time, or (b) any performance vested restricted stock units, and all rights arising with respect thereto.”

The term “Unexchanged Interest” is defined in the Plan as “any Interest with the right to be exchanged for common stock or Series B Preferred Stock, other than restricted stock included in the definition of Common Interest, that is unexchanged as of the Distribution Record Date including any escheated Interests.”

7.         Special Provision Governing Unimpaired Claims and Interests

The Plan provides that, except as otherwise provided in the Plan or the Confirmation Order, nothing under the Plan will affect the Debtor’s rights in respect of any Unimpaired Claims or Interests, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims or Interests, including the right to cure any arrearages or defaults that may exist with respect to Executory Contracts to be assumed under the Plan.

E.         Means for Implementation of the Plan

1.         Legally Binding Effect

Provisions of the Plan shall bind all Creditors and Interest Holders, including such Holders’ respective successors and assigns, whether or not they accept the Plan.  On and after the Effective Date, all Holders of Claims and Interests shall be precluded and enjoined from asserting any Claim or Interest against the Debtor, the Reorganized Debtor, or its assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.

2.         Vesting of Property in the Reorganized Debtor

On the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order, title to all Estate property, including all Causes of Action, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, charges or other encumbrances of any kind, except pursuant and subject to the terms and conditions of the SPA and the SPA Ancillary Documents.  On and after the occurrence of the Effective Date, except as otherwise provided in the Plan or the Confirmation, the Reorganized Debtor may operate its business and may use, acquire, and dispose of its assets free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules.  Without limiting the foregoing, the Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services without notice or application to the Bankruptcy Court.

3.         Operating Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Debtor may continue to operate its business as a  debtor in possession, subject to all applicable orders of the Bankruptcy Court and any limitations or agreements set forth in the Commitment Letter, the DIP Credit Agreement, or the DIP Order.

4.         Corporate Action

The entry of the Confirmation Order shall constitute authorization for the Debtor and the Reorganized Debtor to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan, the SPA, and the SPA Ancillary Documents prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action or vote under any applicable law, order, rule or regulation, including, without limitation, any action or vote required by the Holders of Common Interests, Holders of Series B Preferred Interests, Holders of the New Common Stock, officers, or directors of the Debtor or Reorganized Debtor (other than consent rights regarding the form of agreements and documents expressly provided for in the Plan), including, among other things: (1) the approval and effectiveness of the New Organizational Documents; (2) the issuance of the SPA Investors Common Stock pursuant to the SPA; (3) the issuance of New Common Stock to Holders of Series B Preferred Interests and Common Interests; (4) the execution and delivery of, and performance under the SPA and the SPA Ancillary Documents and the incurrence of obligations thereunder; (5) the Rights Agreement Amendment and the authorization, issuance, and/or reservation of Series A Preferred Stock in connection therewith; (6) all transfers of assets that are to occur pursuant to the Plan; (7) the incurrence of all obligations contemplated by the Plan and the making of Distributions; (8) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, and (9) the election of directors and the appointment of officers of the Reorganized Debtors.  On the Effective Date, the officers of the Debtor and the Reorganized Debtor, as applicable, are authorized and directed to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of the Debtor and the Reorganized Debtor, as applicable.  The authorizations and approvals contemplated by Article V of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

5.         Governance Documents and Corporate Existence

Except as otherwise provided in the Plan or the Confirmation Order, the Debtor shall continue to exist after the Effective Date as the Reorganized Debtor in accordance with applicable Delaware law and pursuant to the charter and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such charter and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

6.         Restructuring Transactions

After the Plan is Confirmed, but prior to the Effective Date, (i) the Debtor and the Reorganized Debtor, as applicable, make take all actions as may be necessary or appropriate in the Debtor’s or Reorganized Debtor’s discretion, as applicable, to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, and (ii) the Debtor’s board of directors shall execute the Enabling Resolutions.  On the Effective Date, the following transactions and the transactions identified in Article V.H of the Plan shall be effectuated:

(a)        New Organizational Documents.  In accordance with Article V.D of the Plan, on or immediately prior to the Effective Date, the New Organizational Documents shall be adopted as may be necessary to effectuate the transactions contemplated by the Plan.  The Debtor shall file its New Organizational Documents as is customary with the Delaware Secretary of State and/or other applicable authorities in accordance with applicable corporate law. The New Organizational Documents shall, among other things, prohibit the issuance of non-voting Equity Securities, to the extent required under Bankruptcy Code § 1123(a)(6).  After the Effective Date, the Reorganized Debtor may amend and restate its New Organizational Documents and other constituent documents as permitted by the terms thereof and applicable law.

(b)        SPA Closing.  Subject to and in accordance with the terms and conditions of the SPA, the closing on the SPA shall occur on the Effective Date.  The SPA Investors shall wire the cash portion of the SPA Purchase Consideration to the Debtor, the outstanding balance of the DIP Loan shall be deemed applied to the SPA Purchase Consideration, and the Debtor shall immediately take all actions necessary to effectuate the transfer of the SPA Investors Common Stock to the SPA Investors, including by delivering irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver a stock certificate to the SPA Investors evidencing the purchased SPA Investors Common Stock.  All of the SPA Investors Common Stock issued pursuant to the SPA and the Plan shall be duly authorized, validly issued, fully paid, and non-assessable, and shall be subject to the terms and conditions of the New Organizational Documents.

(c)        Execution of SPA Ancillary Documents.  The Debtor, the Reorganized Debtor, the SPA Investors, and/or any other necessary Persons, as applicable, shall execute the remaining SPA Ancillary Documents for which the necessary conditions as provided in the SPA, the Plan, and Confirmation Order shall have occurred.

(d)        Establishment of Equity Incentive Plan.  150,000 of the authorized shares of New Common Stock shall be allocated to the Equity Incentive Plan.  The details of the Equity Incentive Plan shall be established by the Reorganized Debtor’s board of directors.  The Equity Incentive Plan should have no impact on the Debtor’s NOLs.

(e)        Cancellation of Common Interests and Series B Preferred Stock in the Debtor and Issuance of New Common Stock in the Reorganized Debtor.  The actions identified in Article V.M of the Plan shall be implemented in the order as set forth therein.

(f)        Director and Officer Changes.  The actions identified in Article V.H of the Plan shall be implemented as set forth therein.

7.         Sources of Cash for Plan Distributions

All Cash necessary for the Debtor to make Distributions under the Plan shall be obtained from the Debtor’s existing Cash balances, the SPA Purchase Consideration, or the liquidation of property of the Estate.

8.         Directors and Officers of the Reorganized Debtor

On the Effective Date, each of the Debtor’s then-existing directors shall voluntarily resign as a director and as a member of any committee of the Debtor’s board.

On the Effective Date, the board of the Reorganized Debtor shall be fixed at five (5) directors in a three-class classified board structure, with each director to serve a three-year term, subject to the appointment and re-election provisions set forth in Article V.H of the Plan.  The board of directors of the Reorganized Debtor shall be appointed as follows:  (a) the SPA Investors’ Directors shall be appointed to the board of directors of the Reorganized Debtor, and shall stand for re-election to the Reorganized Debtor’s board of directors in 2020 at the Reorganized Debtor’s annual meeting of shareholders; (b) a Holder of Common Interests selected by the Debtor, and subject to the SPA Investors’ consent, with such consent not to be unreasonably withheld, shall be appointed to the board of directors of the Reorganized Debtor, and that director shall stand for re-election to the Reorganized Debtor’s board of directors in 2021 at the Reorganized Debtor’s annual meeting of shareholders—there is currently no agreement with any Holder of Common Interests or SPA Investor concerning the identity of the appointee; and (c) the Aleris Director shall be appointed to the board of directors of the Reorganized Debtor to create a four member board before the appointment of the Independent Director, and the Aleris Director (or another person nominated by Aleris or its designee) shall stand for re-election to the Reorganized Debtor’s board of directors in 2021 at the Reorganized Debtor’s annual meeting of shareholders.  After the first four directors have been appointed, one director jointly identified prior to the Effective Date by the SPA Investors’ Directors and the Debtor, which director shall be an “Independent” director as defined by the NASDAQ, shall be voted on by the other four directors, and such director, if approved by an affirmative vote of at least three of the four then-existing directors, shall be appointed to the Reorganized Debtor’s board.  The Independent Director shall stand for re-election to the Reorganized Debtor’s board of directors in 2019 at the Reorganized Debtor’s annual meeting of shareholders.

On the Effective Date, the Continuing Officers shall continue with the Reorganized Debtor.

9.         Disclosure of Directors and Officers

Pursuant to Bankruptcy Code § 1129(a)(5), the identity and affiliations of any Person designated to serve on the initial board of directors of the Reorganized Debtor or as an officer of the Reorganized Debtor will be disclosed in the Plan or in the Plan Supplement.  To the extent such Person is an insider, the nature of any compensation payable to such Person will also be included in the Plan Supplement.

10.       D&O Liability Insurance Policies

The Debtor or the Reorganized Debtor, as the case may be, shall purchase and maintain director and officer liability insurance coverage, that is effective as of the Effective Date, for officers and directors of the Reorganized Debtor, including reasonably sufficient tail coverage (i.e., directors’ and officers’ insurance coverage that extends beyond the end of the policy period) for any director and officer liability policies in effect on the Petition Date for the Debtor’s current and former directors, officers, and managers for such terms or periods of time, to be reasonable under the circumstances.  All such policies shall be acceptable to the SPA Investors and the SPA Investors’ Directors in all respects and shall not be cancelable by the Reorganized Debtor without prior unanimous approval by the board of directors of the Reorganized Debtor.

11.       Indemnification Agreements for New Directors

The Reorganized Debtor shall enter into the Indemnification Agreements with the New Directors and Continuing Officers, in the form to be included in the Plan Supplement.

12.       Derivative Litigation Claims

Claims or Causes of Action derivative of or from the Debtor are Estate property under Bankruptcy Code § 541.  On and after the Effective Date, all such Derivative Litigation Claims, regardless of whether pending on the Petition Date, shall be retained by, vest in, and/or become property of the Reorganized Debtor.  All named plaintiffs (including certified and uncertified classes of plaintiffs) in any actions pending on the Effective Date relating to any Derivative Litigation Claim and their respective servants, agents, attorneys, and representatives shall, on and after the Effective Date, be permanently enjoined, stayed, and restrained from pursuing or prosecuting any Derivative Litigation Claim.  A non-exclusive list of retained Causes of Action will be included in the Plan Supplement.

13.       Cancellation of Interests in the Debtor and Issuance of New Common Stock in the Reorganized Debtor

At 4:00 p.m., prevailing Eastern Time, on the Effective Date, all issued and outstanding (a) capital stock (including Common Interests and Series B Preferred Stock), limited liability company interest, partnership interest, equity security (as defined in section 101(16) of the Bankruptcy Code) or other ownership, beneficial or profits interest of the Debtor, and (b) option, warrant, security, stock appreciation right, phantom unit, incentive, commitment, call, redemption right, repurchase right or other agreement, arrangement or right of any kind that is convertible into, exercisable or exchangeable for, or otherwise permits any Person to acquire, any capital stock (including common stock and preferred stock), limited liability company interest, partnership interest or other equity security or other ownership, beneficial or profits interest of the Debtor (whether or not arising under or in connection with any employment agreement), including any Warrant/Option Contract, shall be deemed cancelled pursuant to the terms of the Plan and Confirmation Order without the need for any further action on the part of the Debtor, the Reorganized Debtor, the Holders of Series B Preferred Interests, the Holders of Common Interests, or their respective agents.  Immediately thereafter, New Common Stock Interests issued by the Reorganized Debtor shall be deemed issued to the applicable Holders of Allowed Series B Preferred Interests and Allowed Common Interests in Class 5 as provided for in Article IV of the Plan as of 4:00 p.m., prevailing Eastern Time, on the Effective Date.  For the avoidance of doubt, as of the Effective Date the total number of (x) authorized shares of New Common Stock in the Reorganized Debtor shall be 5,000,000, (y) issued and outstanding shares of New Common Stock in the Reorganized Debtor shall be approximately 1,481,250 if Class 5 votes to accept the Plan or approximately 1,851,563 if Class 5 votes to reject the Plan, and (z) authorized shares of Series A Preferred Stock shall be 5,000.  All such New Common Stock shall be duly authorized, validly issued, fully paid, and non-assessable, and shall be subject to the terms and conditions of the Reorganized Debtor’s New Organizational Documents, the Rights Agreement, and the Rights Agreement Amendment.  All such New Common Stock, including the SPA Investors Common Stock, shall be deemed issued as of 4:00 p.m., prevailing Eastern Time, on the Effective Date regardless of the date on which such shares of New Common Stock are actually distributed.  In connection with the shares of New Common Stock to be issued pursuant to the Plan in exchange for shares of Series B Preferred Stock or Common Interests in the Debtor existing and outstanding immediately prior to 4:00 p.m., prevailing Eastern Time, on the Effective Date, the Reorganized Debtor need not provide any further evidence to DTC other than the Plan or the Confirmation

Order.  For the avoidance of doubt, any time-based vesting conditions applicable to Common Interests as of the Effective Date shall be deemed accelerated and all such Common Interests shall vest in the Holders of such Common Interests as of the Effective Date, and all such Holders shall be entitled to receive their pro rata share of the New Common Stock, provided that Holders of such Common Interests and related New Common Stock shall be obligated to the Debtor or Reorganized Debtor, as applicable, to reimburse the Debtor or Reorganized Debtor in cash for any payroll tax withholding obligations incurred by the Debtor or Reorganized Debtor relating to the Holders’ receipt of the New Common Stock.  For the avoidance of doubt, as of 4:00 p.m., prevailing Eastern Time, on the Effective Date, any Holder of equity addressed in Class 6 of the Plan shall no longer be a Holder of any equity interest of the Debtor from and after such time.

14.       Transfer Restrictions on New Common Stock

The New Organizational Documents shall contain transfer restrictions which will, inter alia, prohibit any trading or transfers of shares of New Common Stock by Holders of such New Common Stock that hold or would result in the ownership of more than 4.9% of the total outstanding issued New Common Stock.

15.       Acquisition Facility Commitment

As part of the Plan Supplement, the SPA Investors, on behalf of themselves and/or other commitment parties, shall provide the Acquisition Facility Commitment of $500 million.  The Acquisition Facility Commitment will be included in the Plan Supplement.  Such commitment is intended for the Reorganized Debtors to pursue investment opportunities post-Effective Date and is unrelated to any financing related to emergence from the Chapter 11 Case.

16.       Deregistration

Promptly after the occurrence of the Effective Date, and as soon as practicable under the federal securities laws, the Reorganized Debtor shall file the necessary Form 15 in connection with the deregistration of the New Common Stock under the Securities Exchange Act of 1934, as amended.

17.       Bankruptcy Code § 1145 Exemption

To the extent provided in Bankruptcy Code § 1145 and under applicable nonbankruptcy law, the issuance under (a) the Plan of New Common Stock to the Holders of Series B Preferred Interests and Holders of Allowed Common Interests in Class 5, and (b) the Equity Incentive Plan of New Common Stock to the participants in the Equity Incentive Plan, shall be: (i) exempt from registration under the Securities Act and all rules and regulations promulgated thereunder; (ii) exempt from registration under any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities; and (iii) eligible for resale by the Holders of the New Common Stock to the extent not prohibited by the New Organizational Documents or other applicable law or regulations, including the federal securities laws.

18.       Debtor’s RAIH Recovery.

On and after the Plan Effective Date, the Debtor or the Reorganized Debtor, as applicable, shall hold the Debtor’s RAIH Recovery, as agent for the benefit of the Holders of Allowed Series B Preferred Interests and Allowed Common Interests entitled to receive a portion of the Debtor’s RAIH Recovery, and the Debtor’s RAIH Recovery shall be considered to have been distributed to such Holders on the Plan Effective Date.  As such agent, the Debtor or Reorganized Debtor shall have voting and disposition power with respect to the Debtor’s RAIH Recovery, and shall distribute to such Holders of Interests in accordance with the Plan any amounts it received in exchange for or with respect to the Debtor’s RAIH Recovery.  In light of the estimated total purchase for the Real Alloy Debtors’ assets, which includes consideration of approximately $364 million, plus the assumption of certain significant liabilities, absent a change in circumstances, it is not expected that the Debtor’s RAIH Recovery will have any value.

The term “Debtor’s RAIH Recovery” is defined in Exhibit A to the Plan as the fractional portion of any interest in the equity of RAIH and RAIH’s direct or indirect subsidiaries owned by the Debtor or Reorganized Debtor on the Effective Date represented by the net amount that would be distributed to Holders of Allowed Series B Preferred Interests and Allowed Common Interests in the event the Debtor or Reorganized Debtor is entitled to receive a distribution, whether pursuant to a chapter 11 plan or otherwise, resulting from the Debtor’s or Reorganized Debtor’s ownership of the equity interests of RAIH or RAIH’s direct or indirect subsidiaries, and such distribution is used: (a) first, to satisfy any unpaid Allowed Claims of the Debtor (i.e., Real Industry), including Allowed Administrative Claims and Allowed Priority Tax Claims, (b) second, to satisfy the aggregate $2,000,000 cash consideration that Holders of Series B Preferred Interests are entitled to receive on the Effective Date, and (c) third, (i) 50% of the remainder of such distribution shall be shared Pro Rata by Holders of Allowed Series B Preferred Interests in Class 4 and (ii) the remaining 50% of such distribution shall be shared Pro Rata by Holders of Allowed Common Interests in Class 5.  Notwithstanding the foregoing, recoveries by Holders of Allowed Series B Preferred Interests in respect of the Debtor’s RAIH Recovery pursuant to subsection (c)(i) of the foregoing shall be limited to the total value of the Series B Redemption Price, minus (i) the $2 million in cash consideration referenced in sub-part (b) above and (ii) an amount equal to $357,142.86 per 1% of New Common Stock that is issued and outstanding as of the Effective Date and distributed to Series B Preferred Interests pursuant to the Plan.  Thereafter, Holders of Allowed Common Interests in Class 5 shall share Pro Rata any remaining distribution of the Debtor’s RAIH Recovery.

F.         Treatment of Executory Contracts and Unexpired Leases

1.         Assumption and Rejection of Executory Contracts and Unexpired Leases

Assumed Executory Contracts and Unexpired Leases.  Except as otherwise specifically provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Reorganized Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which the Debtor or Reorganized Debtor is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) had previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume and assign on or before the Confirmation Date, or (iv) is an Assumed Executory Contract as set forth on Exhibit B to the Plan or otherwise included in the Plan Supplement.

Unless otherwise specified, each Executory Contract and Unexpired Lease shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Exhibit B to the Plan or otherwise included in the Plan Supplement.

At any time prior to the Effective Date, the Debtor, with the consent of the SPA Investors, may determine to include or exclude any Executory Contract or Unexpired Lease from the list of Assumed Executory Contracts set forth on Exhibit B to the Plan or otherwise included in the Plan Supplement.  The Debtor or Reorganized Debtor, as applicable, shall notify the non-Debtor party or parties to such Executory Contracts or Unexpired Leases by written notice as soon as practicable after such determination; provided, that notice of any determination to include an Executory Contract or Unexpired Lease on the list of Assumed Executory Contract subsequent to April 6, 2018 shall be provided by overnight mail.

Rejection of Certain Executory Contracts and Unexpired Leases.  All Rejected Executory Contracts shall be rejected as of the Confirmation Date (which rejection shall be effective on the Effective Date), and such Rejected Executory Contracts shall no longer represent the binding obligations of the Reorganized Debtor after the Effective Date.  Entry of the Confirmation Order shall constitute approval of such rejections under Bankruptcy Code §§ 365 and 1123.

2.         Proposed Cure Claim Amounts

The Proposed Cure Claim Disclosure Contains the Proposed Cure Claim Amount for Each Assumed Executory Contract.

Objections to Assumption or Proposed Cure Claim Amounts.  Any objection to assumption of an Assumed Executory Contract or a Proposed Cure Claim Amount shall be filed with the Bankruptcy Court, and a copy served on the Debtor, on or before the Proposed Cure Claim Objection Deadline.

Failure to Object to a Proposed Cure Claim Amount.  If the non-Debtor party to an Assumed Executory Contract does not file and serve an objection to the assumption or Proposed Cure Claim Amount related to such Assumed Executory Contract on or before the Proposed Cure Claim Objection Deadline in accordance with the procedures set forth in the Plan, the Assumed Executory Contract shall be deemed to be assumed effective on the Effective Date, and the Proposed Cure Claim Amount shall be deemed the Allowed Amount of the Cure Claim related to such Assumed Executory Contract.

Resolution of Objection to Proposed Cure Claim Amount.  If an objection to a Proposed Cure Claim Amount is filed and served by the Proposed Cure Claim Objection Deadline in accordance with the procedures set forth in the Plan, the Allowed Amount of the Cure Claim related to such Assumed Executory Contract shall be determined by agreement of the parties to such Assumed Executory Contract (without any further notice to or action, order, or approval of the Bankruptcy Court) or by subsequent order of the Bankruptcy Court.

Deemed Assumption Subject to Revocation.  At the option of the Reorganized Debtor, an Assumed Executory Contract for which the associated Proposed Cure Claim Amount is subject to an objection will be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided,  that the Reorganized Debtor may revoke an assumption of any such Executory Contract or Unexpired Lease within twenty (20) days after the later of (i) the Effective Date, or (ii) entry of an order by the Bankruptcy Court adjudicating the objection to the Proposed Cure Claim Amount related to such Executory Contract or Unexpired Lease, by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract or Unexpired Lease is rejected.  Any Executory Contract or Unexpired Lease identified in such revocation notice shall be deemed rejected retroactively as of the Confirmation Date.  Any party whose Executory Contract or Unexpired Lease is rejected pursuant to a revocation notice may file a Claim arising out of such rejection within thirty (30) days after such revocation notice is filed with the Bankruptcy Court, and any such Claim not filed by that deadline shall be discharged and forever barred.  The Reorganized Debtor shall have the right to object to any Claim arising out of the rejection of an Executory Contract or Unexpired Lease.

Payment of Cure Claims.  Within ten (10) Business Days after the Effective Date, the Reorganized Debtor shall pay all Allowed Cure Claims that are not subject to an objection.  The Reorganized Debtor shall pay all Cure Claims that are subject to an objection within twenty (20) days of the later of the (a) Effective Date, and (b) the Allowance Date.

3.         Rejection Damages Bar Date

Except as otherwise provided for in an order of the Bankruptcy Court, any Claim arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order or prior order of the Bankruptcy Court must be filed with the Bankruptcy Court and served on counsel for the Reorganized Debtor on or before the Rejection Claim Bar Date.  Any such Claims not filed and served by the Rejection Claim Bar Date shall be discharged and forever barred.  Each Allowed Claim arising from the rejection of an Executory Contract or Unexpired Lease shall be treated as an Allowed General Unsecured Claim.  The Bankruptcy Court shall determine the amount, if any, of a Claim of any Person seeking damages arising from the rejection of any Executory Contract or Unexpired Lease.

4.         Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease by the Debtor on any exhibit to the Plan, nor anything contained in the Plan or the Confirmation Order, shall constitute an admission by the Debtor or the Reorganized Debtor that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtor or the Reorganized Debtor has any liability under such Executory Contract or Unexpired Lease.  Nothing in the Plan or the Confirmation Order shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtor or the Reorganized Debtor under any contract or lease.  Nothing in the Plan or Confirmation Order shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor or the Reorganized Debtor under any contract or lease.

5.         Dispute Regarding Executory Nature of Contracts

If there is a dispute regarding whether a contract or lease is or was an Executory Contract or Unexpired Lease at the time of assumption or rejection, then the Reorganized Debtor shall have thirty (30) days following entry of a Final Order resolving such dispute to amend its decision to assume or reject such contract or lease

6.         Indemnification Obligations

Notwithstanding anything in the Plan to the contrary, each Indemnification Obligation shall be assumed by the Debtor, effective as of the Effective Date, but such indemnification shall be limited to the Reorganized Debtor’s obligation to pay the self-insured retention amount provided for in an applicable insurance policy, including any obligation to advance defense costs up to the self-insured retention amount for Counsel approved by the applicable insurer.  For the avoidance of doubt, any attorney’s fees advanced will count against the retention, and the Reorganized Debtor shall not be obligated, either to any applicable insurer or to Persons to whom Indemnification Obligations are owed, to provide any payment or reimburse any expense except any self-insured retention amount provided for in an applicable insurance policy per claim (as such term is defined in the applicable insurance policy).

7.         Postpetition Contracts and Leases

Any contract, agreement or lease entered into following the Petition Date shall be deemed assigned by the Debtor to the Reorganized Debtor, as applicable, on the Effective Date, and may be performed by the Reorganized Debtor in the ordinary course of business.

G.        Objections to and Procedures for Resolving Disputes Regarding Claims and Interests

1.         Objections to Claims

Unless otherwise provided in the Plan, objections to Claims shall be filed with the Bankruptcy Court and served upon the Holders of each of the Claims to which objections are made as soon as practicable, but in no event later than 180 days after the Effective Date; provided, that such deadline may be extended automatically for an additional ninety (90) days by the Reorganized Debtor upon filing a notice with the Bankruptcy Court.  Further extensions to the deadline to object to Claims may be granted by the Bankruptcy Court upon motion of the Reorganized Debtor without notice or a hearing.

2.         Claims Filed After the Proof of Claim Bar Date

Unless the Bankruptcy Court otherwise directs or unless otherwise provided in the Plan, any Claim filed after the Proof of Claim Bar Date shall be disallowed in full and removed from the Claims Register without further order of the Bankruptcy Court.

3.         Allowance of Claims and Interests

After the Effective Date, except as released in the Plan or by Bankruptcy Court order, the Reorganized Debtor shall have and retain any and all rights and defenses the Debtor had with respect to any Claims immediately prior to the Effective Date, including Causes of Action.  For the avoidance of doubt, the Third-Party Releases do not release any Allowed Claims against the Debtor.

4.         Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtor shall have the authority to: (1) file, withdraw, or litigate to judgment any objections to Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

5.         Estimation of Claims and Interests

The Reorganized Debtor may (but is not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code § 502(c) or otherwise, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been removed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  If a Claim is estimated pursuant to Article VII.E of the Plan or otherwise, such estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of Distributions), and the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim.  Notwithstanding Bankruptcy Code § 502(j), in no event shall any Holder of a Claim that has been estimated pursuant to Bankruptcy Code § 502(c) or otherwise be entitled to seek reconsideration of such estimation unless such Holder has filed a motion requesting the right to seek such reconsideration on or before twenty (20) days after the date on which such Claim is estimated.

6.         Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or removed from the Claims Register by the Reorganized Debtor without any further notice to or action, order, or approval of the Bankruptcy Court.

7.         Disallowance of Claims or Interests

Any Claim held by a Person from which property is recoverable under an Avoidance Action shall be deemed disallowed pursuant to Bankruptcy Code § 502(d), and the Holder of such Claim shall not receive any Distribution on account of such Claim until such time as the Cause of Action against such Person has been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Estate by such Person have been turned over or paid to the Reorganized Debtor.

8.         Offer of Judgment

The Reorganized Debtor is authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Holder’s Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment.  To the extent the Holder of a Claim must pay the costs incurred by the Reorganized Debtor after the Reorganized Debtor makes such offer, the Reorganized Debtor is entitled to set off such amounts against the amount of any Distribution owing to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

9.         Amendment to Claims

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtor.

H.        Provisions Governing Distributions of Property Under the Plan

1.         General

Except as otherwise specified in the Plan, the Reorganized Debtor shall make all Cash Distributions required under the Plan.  All Distributions of New Common Stock pursuant to the Plan shall be made in accordance with Article V.M of the Plan.

2.         Delivery of Distributions

Except as otherwise provided in the Plan, Cash Distributions under the Plan shall be made to Record Holders by mail (a) first, at the address set forth on the Record Holder’s last filed Proof of Claim or the address set forth in any later written notice of address change filed by such Holder; (b) second, at the addresses reflected in the Schedules if neither a Proof of Claim nor a written notice of address change has been filed; and (c) third, if the Record Holder’s address is not listed in the Schedules, and such Record Holder has not filed a Proof of Claim or written notice of address change, at the last known address of such Record Holder according to the Debtor’s books and records.  Except for the preceding sentence, the Reorganized Debtor shall not be required to make any additional inquiry into the address to which it must deliver a Cash Distribution under the Plan.

Undeliverable Cash Distributions shall be set aside and held in a segregated account in the name of the Reorganized Debtor.  If the Reorganized Debtor is able to determine or is notified of such Holder’s then-current address, then such Cash Distribution (less any withholding pursuant to the Plan) shall be paid or distributed to such Holder within ten (10) Business Days of the date the Reorganized Debtor determines the Holder’s then-current address.  If the Reorganized Debtor cannot determine, or is not notified of, a Holder’s then-current address by the later of six (6) months after the Effective Date or six (6) months after the date of the first Cash Distribution to such Holder, the Cash Distribution reserved for such Holder shall be deemed an unclaimed Cash Distribution to which subsection E of Article VIII of the Plan shall apply.

3.         Allocation of Distributions

In the case of Distributions pursuant to the Plan, the amount of any Cash and the fair market value of any other consideration distributed to a Record Holder shall be allocable first to the principal amount of such Claim (as determined for federal income tax purposes) and then, to the extent of any excess, the remainder of the Claim.

4.         Rounding of Fractional Distributions

Notwithstanding any other provision of the Plan, the Reorganized Debtor shall not be required to distribute any fractional shares of New Common Stock pursuant to the Plan.  Whenever any issuance of a fraction of a share of New Common Stock would otherwise be required under the Plan, the actual issuance may reflect a rounding of such fraction (up or down) to the nearest share, with half shares or less being rounded down; provided, that under no circumstances shall the rounding of fractional shares of New Common Stock pursuant to this Article VIII.D or otherwise under the Plan result in any change to the aggregate amount of New Common Stock to be issued to the Holders of Interests in Class 4 or Class 5, respectively, on an aggregate basis, pursuant to the Plan.

5.         Unclaimed Distributions

If the current address of a Record Holder entitled to a Cash Distribution has not been determined by the later of six (6) months after the Distribution Date or six (6) months after the date of the first Cash Distribution to such Holder, then such Holder shall be deemed to have waived and released such Allowed Claim.

6.         Uncashed Checks

Checks issued in respect of Allowed Claims will be null and void if not negotiated within ninety (90) days after the date of issuance thereof, and such Holder of an Allowed Claim shall forfeit its right to such Distribution.  In no event shall any funds escheat to any Governmental Unit.

7.         Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed on it by any Governmental Unit, and all Cash Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

8.         De Minimis Distributions

Ratable Cash Distributions to Record Holders of Claims shall not be made if such Cash Distribution will result in a Distribution amount of less than $25.00, unless a request therefor is made in writing to the Reorganized Debtor.

9.         Setoffs and Recoupment

Except as otherwise specifically provided for in the Plan, the Debtor or Reorganized Debtor may, but shall not be required to, set off against or recoup from any Claim of any nature whatsoever that the Debtor may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any Cause of Action against such Holder.

10.       No Postpetition Interest on Claims

Except as otherwise specifically provided for in the Plan, in the Confirmation Order or in any other order of the Bankruptcy Court, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests, and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim or Interest.

11.       Abandoned Assets

The Debtor or the Reorganized Debtor, as applicable, shall abandon the Abandoned Assets pursuant to section 554(a) of the Bankruptcy Code, and the Confirmation Order shall provide that the Abandoned Assets shall be deemed abandoned as of entry of the Confirmation Order.  Absent a change in circumstances, the Debtor currently expects the equity in RAIH to be among the Abandoned Assets because the proposed sale of the Real Alloy Debtors’ assets (including the Real Alloy Debtors’ equity interests in their non-debtor foreign subsidiaries) is not expected to generate any value for equity in RAIH.

I.          Settlement, Release, Injunction, and Related Provisions

1.         Comprehensive Settlement of Claims and Controversies

As set forth in the Plan, the Plan embodies an overall negotiated settlement of Claims and issues pursuant to Bankruptcy Code § 1123 and Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan.  Except with respect to the Causes of Action retained pursuant to Article X of the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest against the Debtor or any Distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest against the Debtor.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are fair, equitable, and reasonable and are in the best interests of (i) the Debtor, the Reorganized Debtor, and the Estate, and (ii) the Holders of Claims and Interests.

2.         Settlement with Holders of Series B Preferred Stock

Pursuant to Bankruptcy Code § 1123 and Bankruptcy Rule 9019, and in consideration for voting in favor of the Plan and agreeing to take the actions specified in the Restructuring Support Agreement, on the Effective Date, (a) Aleris shall be entitled to an immediate credit in the amount of $28 million solely for purposes of reducing its liability for any Damages (as defined in the Purchase and Sale Agreement) due and owing pursuant to Section 9.02(a) or Section 6.01 of the Purchase and Sale Agreement (after taking into account the provisions and limitations set forth in Section 9.04 of the Purchase and Sale Agreement) which would have been otherwise satisfied by (i) first, reducing accrued but unpaid dividends on the Series B Preferred Interests beneficially owned by Aleris, and (ii) second, forfeiting to the Debtor the Series B Preferred Interests beneficially owned by Aleris, and (b) the Purchase and Sale Agreement shall be modified in a form to be agreed to by and between Aleris and the Buyer (as defined in the Purchaser and Sale Agreement), except that to the extent that no such agreement is reached, under no circumstances shall any such amendment alter the treatment identified in sub-part (a) above without the express consent of Aleris.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the foregoing settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement, is fair, equitable and reasonable, and in the best interests of the Debtor and Holders of Claims and Interests pursuant to any bankruptcy and applicable nonbankruptcy laws, given and made after due notice and opportunity for hearing.  For purposes of clarity regarding sub-part (a) above, if Aleris owes Damages of $2 million after taking into account the provisions and limitations set forth in Section 9.04 of the Purchase and Sale Agreement, Aleris will have no obligation to make a cash payment and there remains another $26 million eligible to reduce future indemnification obligations that Aleris otherwise would have.

3.         Section 1125(e) Release

The Co-Proponents and their respective representatives shall comply with Bankruptcy Code § 1125(e) and shall be afforded the protections thereof.

4.         The Debtor Release

As of the Effective Date, for good and valuable consideration, the Debtor and Reorganized Debtor shall be deemed to release and forever waive and discharge claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, existing or hereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Restructuring Transactions, the Plan or the Disclosure Statement, or any prepetition claim that could have been asserted by or on behalf of the Debtor or the Estate or the Reorganized Debtor against the Released Parties, including, but not limited to, all Avoidance Actions; provided, however, that no Released Party shall be released under this subsection for any claim or Cause of Action arising as a result of such Released Party’s (i) bad faith, (ii) actual fraud, (iii) willful misconduct, or (iv) gross negligence, each as determined by a Final Order of a court of competent jurisdiction; provided, further, that no retained Causes of Action specifically set forth in the Plan Supplement shall be released under this subsection.  For the avoidance of doubt, this release shall enjoin the commencement of any Avoidance Action by any party against the Released Parties, whether such action is brought pursuant to the provisions of the Bankruptcy Code or pursuant to similar state law to the extent such cause of action could have been pursued by the Debtor pursuant to Bankruptcy Code §§ 541, 544, 548, or 550.

5.         Releases by Holders of Claims and Interests

The Plan defines “Releasing Parties”  as each of the following:  (a) the Debtor, (b) the Reorganized Debtor, (c) the UCC, and (d) with respect to each of the foregoing parties in clauses (a) and (c), each of such Entity’s current and former officers, directors, principals, employees, agents, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such, and only if serving in such capacity; and (e) the DIP Lenders, (f) the SPA Investors, (g) Aleris, (h) all Holders of Claims that are presumed to accept the Plan and do not opt out of the Third-Party Release on their respective Opt-Out Election Forms, (i) all Holders of Interests that are presumed to reject the Plan and do not opt out of the Third-Party Release on their respective Opt-Out Election Forms, (j) all Holders of Interests entitled to vote on the Plan who either (1) vote to accept the Plan, or (2) receive a ballot but abstain from voting on the Plan, (k) all Holders of Interests entitled to vote on the Plan who vote to reject the Plan but do not elect on their ballot to opt out of the Third-Party Release, (l) all other Holders of Claims and Interests to the fullest extent permitted by law, and (m) with respect to the foregoing clauses (e) through (l), each of such Person’s current and former partners, affiliates, officers, directors, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such, and only if serving in such capacity; provided, however, that notwithstanding anything to the contrary contained herein, (a) no Releasing Party shall release any Allowed Claims against the Debtor, and (b) the United States Securities and Exchange Commission shall not be a Releasing Party under the Plan.

The Plan defines “Released Parties” as each of the following: (i)(a) the Debtor, (b) the Reorganized Debtor, (c) the UCC, and (d) with respect to each of the foregoing parties in clauses (i)(a) and (i)(c), each of such Entity’s current and former officers, directors, principals, employees, agents, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such, and only if serving in such capacity; and (ii)(a) the DIP Lenders, (b) the SPA Investors, (c) Aleris, and (d) with respect to each of the foregoing Persons described in clauses (ii)(a) through (ii)(c), each of such Person’s current and former partners, affiliates, officers, directors, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such, and only if serving in such capacity.

Subject to the submission of an Opt-Out Election Form or an election to opt out of the Third-Party Release, and notwithstanding anything contained in the Plan to the contrary, on the Confirmation Date and effective as of the Effective Date, and to the fullest extent permitted by applicable law, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, interests, obligations, debts, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claim asserted or that could be asserted on behalf of the Debtor and/or Reorganized Debtor, including, but not limited to, all Avoidance Actions, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Chapter 11 Case, the Restructuring Transactions, the Plan, or the Disclosure Statement, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtor and any Releasing Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Case, the negotiation, formulation, preparation, implementation or administration of the Plan, the Plan Supplement, the DIP Loan, the DIP Loan Documents, the New Organizational Documents, or any other related Documents, the Purchase and Sale Agreement, any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes bad faith, actual fraud, willful misconduct, or gross negligence. For the avoidance of doubt, this release shall enjoin the commencement of any Avoidance Action by any Releasing Party against the Released Parties, whether such action is brought pursuant to the provisions of the Bankruptcy Code or pursuant to similar state law to the extent such cause of action could have been pursued by the Debtor pursuant to Bankruptcy Code §§ 541, 544, 548, or 550.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (1) consensual; (2) essential to the Confirmation of the Plan; (3) given in exchange for the good and valuable consideration provided by the Released Parties; (4) a good-faith settlement and compromise of the claims released by the Third-Party Release; (5) in the best interests of the Debtor and the Estate; (6) fair, equitable, and reasonable; (7) given and made after due notice and opportunity for hearing; and (8) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

6.         Exculpation

The Plan defines “Exculpated Parties” as each of the following: (a) the Debtor; (b) the Reorganized Debtor; (c) the UCC; and (d) with respect to each of the foregoing parties in clauses (a) and (c), each of such Entity’s current and former partners, officers, directors, principals, employees, agents, advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, together with their respective successors and assigns, in each case in their capacity as such, and only if serving in such capacity following the Petition Date.

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date, and to the fullest extent permitted by applicable law, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any cause of action, claim or other assertion of liability for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the Filing of the Chapter 11 Case, the Restructuring Transactions, the formulation, preparation, dissemination, negotiation, administration, implementation or Filing of, as applicable, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Loan, the DIP Loan Documents, or any other related Document or contract, instrument, release or other agreement or document created or entered into in connection with any of the foregoing, the pursuit of Confirmation, the pursuit of Consummation, the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, gross negligence or willful misconduct. Notwithstanding anything to the contrary herein, the Exculpated Parties shall, in all respects, be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the Solicitation of, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the Solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. With respect to any Exculpated Party that is not also an Estate fiduciary, such exculpation shall be as provided for by Bankruptcy Code section 1125(e).

7.         Discharge and Discharge Injunction

Except as otherwise provided in the Plan or the Confirmation Order, the rights granted in the Plan and the treatment of all Claims and Interests shall be in exchange for, and in complete satisfaction, discharge, and release of, all Claims and Interests of any nature whatsoever against the Debtor, the Reorganized Debtor, and any of the Estate property, whether such Claims or Interests arose before or during the Chapter 11 Case or in connection with implementation of the Plan.  Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, each of the Debtor and the Reorganized Debtor shall be discharged and released from any and all Claims and Interests, including demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), regardless of whether: (a) a Proof of Claim evidencing such debt was filed or deemed filed under Bankruptcy Code § 501; (b) a Claim based on such debt is allowed under Bankruptcy Code § 502; or (c) the Holder of a Claim or Interest based on such debt has accepted the Plan.  Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor.  Pursuant to Bankruptcy Code § 524 and any other applicable section of the Bankruptcy Code, the discharge granted under this section shall void any judgment against the Debtor at any time obtained (to the extent it relates to a discharged Claim or Interest), and operates as an injunction against the prosecution of any action against the Reorganized Debtor or the Estate property (to the extent it relates to a discharged Claim or Interest).

8.         Enjoining Holders of Claims Against and Interests in the Debtor

Except as otherwise expressly provided in the Plan or the Confirmation Order, after the Effective Date, all Persons who have been, are, or may be Holders of Claims against or Interests in the Debtor arising on or before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtor, the Reorganized Debtor, the Estate, and Estate property in regard of such Claims or Interests (other than actions brought to enforce any rights or obligations under the Plan) to the fullest extent provided under Bankruptcy Code § 524 or any other applicable section of the Bankruptcy Code:

(a)        commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Reorganized Debtor, the Debtor, the Estate, or Estate property (including, all suits, actions, and proceedings that are pending on the Effective Date, which shall be deemed withdrawn and dismissed with prejudice);

(b)       enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Reorganized Debtor, the Debtor, the Estate, or Estate property;

(c)        creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Reorganized Debtor, the Debtor, the Estate, or Estate property;

(d)       asserting any right of subrogation, setoff, or recoupment of any kind, directly or indirectly, against any obligation due the Reorganized Debtor, the Debtor the Estate, or Estate property; and

(e)        proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

9.         Integral to the Plan

Each of the discharges and injunctions provided in Article IX of the Plan is an integral part of the Plan and is essential to its implementation.  Any party protected by the releases and exculpations set forth in Article IX of the Plan shall have the right to independently seek the enforcement of the releases and exculpations set forth in Article IX of the Plan.

Specifically, the Debtor’s releases of claims against the Debtor’s directors and officers, the SPA Investors, and Aleris are justified because each of the five factors identified in In re Zenith Elecs. Corp., 241 B.R. 92, 110 (Bankr. D. Del. 1999)), are or will be satisfied at confirmation of the Plan.  In light of the indemnification provided to directors and officers, a suit against them will deplete estate resources, each of the released parties has made the substantial contribution to the reorganization, the Debtor release is a critical component of the Plan, the Debtor already has substantial support for the Plan and expects more, and the Plan provides substantial distributions to all stakeholders.

J.         Retention of Causes of Action

1.         Reorganized Debtor’s Preservation, Retention and Maintenance of Causes of Action

Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code § 1123(b)(3), the Reorganized Debtor shall retain and shall have the exclusive right, authority, and discretion to (without further order of the Bankruptcy Court) determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment any and all Causes of Action that the Debtor or the Estate may hold against any Person, whether arising before or after the Petition Date.  The Debtor reserves and shall retain the foregoing Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Case.

2.         Preservation of All Causes of Action Not Expressly Settled or Released

No Person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtor or the Reorganized Debtor, as applicable, will not pursue any and all available Causes of Action against it.  The Debtor or the Reorganized Debtor, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan or the Confirmation Order.  A non-exhaustive list of retained Causes of Action shall be set forth in the Plan Supplement.  Unless a Cause of Action is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtor expressly reserves such Cause of Action (including any counterclaims) for later adjudication by the Reorganized Debtor.  Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action (including counterclaims) on or after the Confirmation of the Plan.

K.        Modification, Revocation, or Withdrawal of the Plan

1.         Amendment or Modification of the Plan

Subject to Bankruptcy Code § 1127, and, to the extent applicable, Bankruptcy Code §§ 1122, 1123, and 1125, the Co-Proponents may by unanimous consent, and with the reasonable consent of Aleris, which consent shall not be unreasonably withheld, conditioned or delayed, or alter, amend or modify the Plan or the exhibits at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan.  No such amendment or modification of the

Plan or the exhibits shall be permitted without the unanimous consent of the Co-Proponents, and the reasonable consent of Aleris.

2.         Revocation or Withdrawal of the Plan

The Co-Proponents, whether by unanimous consent or as otherwise permitted by the Commitment Letter, DIP Credit Agreement, and DIP Order, reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans.  If the Co-Proponents, whether by unanimous consent or as otherwise permitted by the Commitment Letter, DIP Credit Agreement, and DIP Order, revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then: (a) the Plan shall be deemed null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void in all respects; and (c) nothing contained in the Plan shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other Person, or to prejudice in any manner the rights of the Debtor, the Estate or any Person in any further proceedings involving the Debtor; provided, that any party to an Executory Contract or Unexpired Lease that does not object to a Proposed Cure Claim Amount by the Proposed Cure Claim Objection Deadline in accordance with Article VI.B of the Plan shall be deemed to have consented to such Proposed Cure Claim Amount regardless of anything to the contrary in Article XI of the Plan.

L.         Retention of Jurisdiction

1.         Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court, even after the Chapter 11 Case has been closed, shall have jurisdiction over all matters arising under, arising in, or relating to the Chapter 11 Case, including, among other things, proceedings to:

(a)        ensure that the Plan is fully consummated and implemented;

(b)        enter such orders that may be necessary or appropriate to implement, consummate, or enforce the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(c)        consider any modification of the Plan under Bankruptcy Code § 1127;

(d)        hear and determine all Claims, controversies, suits, and disputes against the Debtor to the full extent permitted under 28 U.S.C. §§ 157 and 1334;

(e)        allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any and all objections to the allowance or priority of Claims;

(f)        hear, determine, and adjudicate any litigation involving the Causes of Action or other claims or causes of action constituting Estate property;

(g)        decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any motions or applications involving the Debtor that are pending on or commenced after the Effective Date;

(h)        resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, or any Person’s obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

(i)         hear and determine all controversies, suits, and disputes that may arise out of or in connection with the enforcement of any subordination and similar agreements among Creditors under Bankruptcy Code § 510;

(j)         hear and determine all requests for compensation and/or reimbursement of expenses that may be made for fees and expenses incurred before the Effective Date;

(k)        enforce any Final Order, the Confirmation Order, the Final Decree, and all injunctions contained in those orders;

(l)         enter an order concluding and terminating the Chapter 11 Case;

(m)       correct any defect, cure any omission, or reconcile any inconsistency in the Plan, or the Confirmation Order, or any other document or instruments created or entered into in connection with the Plan;

(n)        determine all questions and disputes regarding title to the Estate property;

(o)        classify the Claims of any Creditor and the treatment of those Claims under the Plan, and determine objections that may be filed to any Claims;

(p)        take any action described in the Plan or the Confirmation Order involving the Debtor;

(q)        enforce the trading restrictions described in the Plan or otherwise contained in the Reorganized Debtor’s Charter Amendment, bylaws, the Rights Agreement, or the Rights Agreement Amendment;

(r)        enter and implement such orders that are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(s)        hear, determine and adjudicate any motions, contested or litigated motions brought pursuant to Bankruptcy Code § 1112;

(t)         hear, determine, and adjudicate all matters the Bankruptcy Court has authority to determine under Bankruptcy Code § 505, including determining the amount of any unpaid liability of the Debtor or the Estate for any tax incurred or accrued during the calendar year in which the Plan is Confirmed;

(u)        enter a Final Decree as contemplated by Bankruptcy Rule 3022; and

(v)        hear, determine, and adjudicate any and all claims brought under the Plan.

2.         Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334.

M.        Miscellaneous Provisions

1.         Conditions to Occurrence of the Effective Date

The Plan shall not be effective, and the Effective Date shall not occur, unless and until the following conditions shall have been satisfied or waived in accordance with Article XIII.B of the Plan:

(a)        The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtor, the SPA Investors, and Aleris, and such Confirmation Order shall have become a Final Order.

(b)        The aggregate amount of Cure Claims and other General Unsecured Claims as of the Effective Date that are not subject to an objection shall be an amount not greater than $1,000,000.

(c)        The SPA, SPA Ancillary Documents, and Restricted Shareholder Agreements with each party that under the terms of the Plan will become a Restricted 5% Holder on the Effective Date, shall have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of such documents shall have been satisfied or shall have been waived by the SPA Investors in their sole discretion.

(d)        All other corporate documents necessary or appropriate to the implementation of the Plan, the Commitment Letter, and/or the SPA shall have been executed, delivered, and where applicable, filed with the appropriate governmental authorities.

2.         Waiver of Conditions

Each of the conditions set forth in Article XIII.A of the Plan may be waived in whole or in part by the Debtor with the unanimous consent of the other Co-Proponents, and with respect to Article XIII.A(1) and Article XIII.A(4) of the Plan, the reasonable consent of Aleris.

3.         Due Authorization by Claim and Interest Holders

Each and every Claim and Interest Holder that elects to participate in the Distributions provided for in the Plan warrants that such Holder is authorized to accept, in consideration of its Claim against or Interest in the Debtor, any Distribution provided for in the Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by such Holder under the Plan.

4.         Filing of Additional Documentation

On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, each of which shall be in a form and substance satisfactory to the SPA Investors, and reasonably acceptable to Aleris.

5.         Further Authorizations

The Reorganized Debtor may seek such orders, judgments, injunctions, and rulings as any one or more of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

6.         Post-Confirmation Service List

Any Person that desires to receive notices or other documents required to be served under the Plan after the Confirmation Date shall request, in accordance with Article XIII.I of the Plan, that the Debtor or Reorganized Debtor add such Person to the Post-Confirmation Service List to be maintained by the Debtor or Reorganized Debtor.  Entities not on the Post-Confirmation Service List may not receive notices or other documents required to be served under the Plan after the Confirmation Date.  Any Person that provides an e-mail address may be served by e-mail after the Confirmation Date.  The Debtor or Reorganized Debtor shall file the Post-Confirmation Service List with the Bankruptcy Court and amend the Post-Service Confirmation List from time to time.

7.         Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

8.         Transfer of Claims

Any transfer of a Claim shall be in accordance with Bankruptcy Rule 3001(e).  Notice of any such transfer shall be forwarded to the Reorganized Debtor by registered or certified mail, as set forth in Article XIII.I of the Plan.  Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public.  The notice shall clearly describe the interest in the Claim to be transferred.  No transfer of a partial interest shall be allowed.  All transfers must be of 100% of the transferor’s interest in the Claim.

9.         Notices

Any notice required to be given under the Plan shall be in writing and served upon the Debtor, the SPA Investors, and any party that has filed an appearance and request for notice in the Chapter 11 Case.  Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) five (5) Business Days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Entities on the Post-Confirmation Service List by facsimile or computer transmission; or (c) five (5) Business Days following the date the notice is sent to those Entities on the Post-Confirmation Service List as it is amended from time to time.

All notices and other communications to the Debtor shall be addressed as follows:

REAL INDUSTRY, INC.

3700 Park East Drive, Suite 300

Beachwood, Ohio 44122

Attn:   Michael Hobey, Kyle Ross, or Kelly Howard

with copies to:             MORRISON & FOERSTER LLP

250 West 55th Street

New York, NY 10019

Attn:    Murray Indick

Gary Lee

Todd Goren

Benjamin Butterfield

Email: mindick@mofo.com

glee@mofo.com

tgoren@mofo.com

bbutterfield@mofo.com

All notices and other communication to the Reorganized Debtors shall be addressed as follows:

REAL INDUSTRY, INC.

8214 Westchester Drive, Suite 950

Dallas, Texas 75225

with copies to:

HAYNES AND BOONE, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attn:    Robert D. Albergotti

Jarom J. Yates

Email: robert.albergotti@haynesboone.com

jarom.yates@haynesboone.com

All notices and other communication to the SPA Investors shall be addressed as follows:

210/RELY Capital, LP

Attn: Robert Alpert

98214 Westchester Drive, Suite 950

Dallas, Texas 75225

with a copy to:

HAYNES AND BOONE, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attn:    Robert D. Albergotti

Jarom J. Yates

Email: robert.albergotti@haynesboone.com

jarom.yates@haynesboone.com

10.       U.S. Trustee Fees

The Debtor will pay pre-Confirmation fees owed to the U.S. Trustee on or before the Effective Date of the Plan.  After Confirmation, the Reorganized Debtor shall file with the Bankruptcy Court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Reorganized Debtor shall pay post-Confirmation quarterly fees to the U.S. Trustee until a Final Decree is entered or the case is converted or dismissed as provided in 28 U.S.C. 1930(a)(6).

11.       Implementation

The Reorganized Debtor shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan.

12.       No Admissions

Notwithstanding anything in the Plan to the contrary, nothing contained in the Plan or the Confirmation Order shall be deemed an admission by the Debtor, or any other Person with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of the classification of any Claim or Interest.

13.       Substantial Consummation

Substantial consummation of the Plan under Bankruptcy Code § 1101(2) shall be deemed to occur on the Effective Date.

14.       Good Faith

Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with the provisions of the Bankruptcy Code, and (ii) the Solicitation of acceptances or rejections of the Plan by all Entities and the offer, issuance, sale, or purchase of any security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

15.       Final Decree

Upon substantial consummation, the Reorganized Debtor may request that the Bankruptcy Court enter a Final Decree closing the Chapter 11 Case and such other orders that may be necessary and appropriate.

16.       Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

IX.       STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

The following is a brief summary of the Confirmation process of the Plan.  Holders of Claims or Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult their own advisors with respect to the summary provided in this Disclosure Statement.

A.        Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to conduct a hearing to consider confirmation of a chapter 11 plan.  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.  The Bankruptcy Court has scheduled the Confirmation Hearing for May 1, 2018, at 1:00 p.m., prevailing Eastern Time.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or the filing of a notice of such adjournment served in accordance with the Solicitation Procedures Order.  Any objection to the Plan must: (1) be in writing; (2) conform to the Bankruptcy Rules and the Local Rules, and any orders of the Bankruptcy Court; (3) state, with particularity, the legal and factual basis for the objection and, if practicable, a proposed modification to the Plan (or related materials) that would resolve such objection; and (4) be filed with the Court and served upon the applicable notice parties so to be actually received on or before the Plan Objection Deadline.  Unless an objection to the Plan is timely served and filed, it may not be considered by the Bankruptcy Court.

Counsel to the Debtor
Gary S. Lee	Mark Minuti
Todd Goren	Monique B. DiSabatino
Mark A. Lightner	SAUL EWING ARNSTEIN & LEHR LLP
Benjamin Butterfield	1201 N. Market Street, Suite 2300
MORRISON & FOERSTER LLP	P.O. Box 1266
250 West 55th Street	Wilmington, Delaware 19801
New York, New York 10019	mminuti@saul.com
glee@mofo.com	mdisabatino@saul.com
tgoren@mofo.com
bbutterfield@mofo.com	-and-

Sharon L. Levine
SAUL EWING ARNSTEIN & LEHR LLP
1037 Raymond Boulevard, Suite 1520
Newark, New Jersey 07102
slevine@saul.com

U.S. Trustee
Juliet Sarkessian
Office of the United States Trustee for the District of Delaware
J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35
Wilmington, DE 19801
Counsel to the UCC
William R. Baldiga	Michael R. Lastowski
Bennett S. Silverberg	Sommer L. Ross
BROWN RUDNICK LLP	Jarret P. Hitchings
7 Times Square	DUANE MORRIS LLP
New York, NY	222 Delaware Avenue, Suite 1600
Wilmington, DE 19801-1659

Counsel to the DIP Lenders and the SPA Investors
Robert D. Albergotti
Jarom J. Yates
HAYNES AND BOONE, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219

B.         Confirmation Standards

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code with respect to the Debtor. The Debtor believes that the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code and that it has complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code.  Specifically, the Debtor believes that the Plan satisfies or will satisfy the applicable confirmation requirements of section 1129 of the Bankruptcy Code, including those set forth below.

(a)        The Plan complies with the applicable provisions of the Bankruptcy Code.

(b)        The Co-Proponents complied with the applicable provisions of the Bankruptcy Code.

(c)        The Plan has been proposed in good faith and not by any means forbidden by law.

(d)        Any payment made or to be made under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been or will be disclosed to the Bankruptcy Court, and any such payment: (1) made before the Confirmation of the Plan is reasonable; or (2) is subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation of the Plan.

(e)        With respect to each Class of Claims, each Holder of an Impaired Claim has accepted the Plan or will receive or retain under the Plan on account of such Claim property of a value as of the Effective Date of the Plan that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated on that date under chapter 7 of the Bankruptcy Code.

(f)        With respect to each Class of Interests, each Holder of an Impaired Interest has accepted the Plan or will receive or retain under the Plan on account of such Interest property of a value as of the Effective Date of the Plan that is not less than the amount that such Holder would receive or retain if the Debtor was liquidated on that date under chapter 7 of the Bankruptcy Code.

(g)        Each Class of Interests that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be Confirmed without the approval of such voting Class of Interests pursuant to section 1129(b) of the Bankruptcy Code.

(h)        Except to the extent that the holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that: (1) Holders of Claims specified in sections 507(a)(2) and 507(a)(3) of the Bankruptcy Code will receive, under different circumstances, Cash equal to the amount of such Claim either on the Effective Date (or as soon as practicable thereafter), no later than thirty (30) days after the Claim becomes Allowed, or pursuant to the terms and conditions of the transaction giving rise to the Claim; (2) Holders of Claims specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code will receive on account of such Claims Cash equal to the Allowed amount of such Claim on the Effective Date of the Plan (or as soon thereafter as is reasonably practicable) or Cash payable over no more than six (6) months after the Petition Date; and (3) Holders of Claims specified in section 507(a)(8) of the Bankruptcy Code will receive on account of such Claim regular installment payments of Cash of a total value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim over a period ending not later than five years after the Petition Date.

(i)         Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successor thereto under the Plan, unless the Plan contemplates such liquidation or reorganization.

(j)         The Debtor has paid or the Plan provides for the payment of the required filing fees pursuant to 28 U.S.C. § 1930 to the clerk of the Bankruptcy Court.

1.         The Debtor Releases, Third-Party Releases, Exculpation, and Injunctions Provisions

The Debtor believes that the releases, exculpations, and injunctions set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the Debtor’s restructuring proceedings, and each of the Released Parties has afforded value to the Debtor and aided in the reorganization process, which facilitated the Debtor’s ability to propose and pursue Confirmation of the Plan.  The Debtor believes that each of the Released Parties has played an integral role in formulating the Plan and has expended significant time and resources analyzing and negotiating the issues presented by the Debtor’s prepetition capital structure.  The Debtor further believes that such releases, exculpations, and injunctions are a necessary part of the Plan, although the Debtor is not aware of any colorable causes of action against the Released Parties.  The Debtor will be prepared to meet its burden to establish the basis for the releases, exculpations, and injunctions for each Released Party and Exculpated Party as part of Confirmation of the Plan.

Any Releasing Party that votes in favor of the Plan, and therefore cannot opt out of the Third-Party Release, will receive consideration in exchange for the Third-Party Release.  As the sole Holder of Allowed Series B Preferred Interests, Aleris will receive the consideration set forth in the settlement that is embodied in the Plan. Assuming Class 5 votes in favor of the Plan, each Holder of an Allowed Common Interest in Class 5 will receive its Pro Rata share of an additional

4%, for a total of 20%, of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date.

2.         Best Interests of Creditors Test—Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an interest in such class either (a) has accepted the plan, or (b) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor liquidated under chapter 7 of the Bankruptcy Code.

The Plan provides recoveries to, among others, the Holders of Claims or Interests, as applicable, in Classes 1, 2, 3, 4 and 5.  As shown in the Debtor’s Liquidation Analysis attached hereto as Exhibit C,  the Holders of General Unsecured Claims and Interests may not be entitled to any recovery if the Debtor were to be liquidated under chapter 7 of the Bankruptcy Code.  The liquidation valuations in the Liquidation Analysis have been prepared solely for use in this Disclosure Statement and do not represent values that are appropriate for any other purpose.  Nothing contained in the Liquidation Analysis is intended to be or constitutes a concession by or admission of the Co-Proponents for any purpose.

The recoveries described in this Disclosure Statement that are available to the Holders of Claims or Interests are estimates and actual recoveries could differ materially based on, among other things, whether the amount of Claims or Interests actually Allowed against the Debtor exceeds the estimates provided herein. The Debtor reserves the Debtor’s or the Reorganized Debtor’s right, as applicable, to recalibrate the recoveries based on the Debtor’s or Reorganized Debtor’s reasonable business judgment to account for, among other things, the Claims asserted against the Debtor’s Estates as of the applicable Bar Dates.

The Debtor believes that the treatment of Interests in Classes 4 and 5 complies with the established case law in the United States Bankruptcy Court for the District of Delaware because the recoveries available to Holders of such Interests in a liquidation scenario are substantially less than the recoveries provided to Holders of such Interests under the Plan.

C.        Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or interests that is impaired under a plan, accept the plan.  A class that is not impaired under a plan is presumed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  Pursuant to section 1124 of the Bankruptcy Code, a class is impaired unless the plan: (1) leaves unaltered the legal, equitable, and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; (2) cures any default, reinstates the original terms of such obligation, and compensates the applicable party in question; or (3) provides that, on the consummation date, the holder of such claim or equity interest receives cash equal to the allowed amount of that claim or, with respect to any equity interest, any fixed liquidation preference to which the holder of such equity interest is entitled to or any fixed price at which the debtor may redeem the security.

Section 1126(d) of the Bankruptcy Code similarly defines acceptance of a plan by a class of impaired interests as acceptance by holders of at least two-thirds in amount of the allowed interests of such class.  Only those holders that actually vote to accept or to reject such plan are counted for purposes of determining whether these dollar and number thresholds are met.  Thus, a Class of Interests will have voted to accept the Plan only if Holders of two-thirds in amount of the Allowed Interests in that Class that actually vote cast their Ballots in favor of acceptance of the Plan.

D.        Confirmation without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if impaired classes entitled to vote on the plan have not accepted it or if an impaired class is deemed to reject the plan; as long as the plan is accepted by at least one impaired class (without regard to the votes of insiders).  Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

1.         No Unfair Discrimination

The test for unfair discrimination applies to classes of claims or interests that are of equal priority and are receiving different treatment under the Plan.  The test does not require that the treatment be the same or equivalent but rather that such treatment be “fair.”  In general, courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character).  The Debtor believes the Plan does not discriminate unfairly against any Impaired Class of Claims or Interests, and has set forth the basis for the disparate treatment of certain Classes of Claims in Article III of the Plan.  Accordingly, the Debtor believes that the Plan and the treatment of all Classes of Claims and Interests satisfy the foregoing requirements for non-consensual Confirmation.

2.         Fair and Equitable Test

The fair and equitable test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.  As to each non-accepting class, the test sets different standards depending on the type of claims or interests in such class.  As set forth below, the Debtor believes that the Plan satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the Plan.

(a)        Secured Claims

The condition that a plan be “fair and equitable” to a non-accepting class of secured claims may be satisfied, among other things, if a debtor demonstrates that: (i) (x) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another

Entity under the plan, and (y) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens; or (ii) the holders of such secured claims realize the indubitable equivalent of such claims.9

(b)       Unsecured Claims

The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (i) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (ii) the holder of any claim or any interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or junior interest any property.10

(c)        Interests

The condition that a plan be “fair and equitable” to a non-accepting class of interests includes the requirements that either: (i) the plan provides that each holder of an interest in that class receives or retains under the plan on account of that interest property of a value, as of the effective date of the plan, equal to the greater of (x) the allowed amount of any fixed liquidation preference to which such holder is entitled, and (y) any fixed redemption price to which such holder is entitled; (ii) the value of such interest; or (iii) if the class does not receive the amount as required under clause (i) above, no class of interests junior to the non-accepting class may receive a distribution under the plan.11

X.        CERTAIN RISK FACTORS TO BE CONSIDERED BEFORE VOTING

Holders of Interests should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan.  Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtor’s businesses or the Plan and its implementation.

Additional risks and uncertainties regarding Real Industry’s business and operations are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the SEC on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

A.        Bankruptcy Law Considerations and Other Legal Risks

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims and Allowed Interests under the Plan but will not necessarily affect the validity of the vote of the Voting Classes to accept

9 See 11 U.S.C. § 1129(b)(2)(A).

10 See 11 U.S.C. § 1129(b)(2)(B).

11 See 11 U.S.C. § 1129(b)(2)(C).

or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Interests in such Voting Classes.

1.         Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtor believes that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtor created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that parties in interest will not object.

2.         The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article XIII of the Plan, the Effective Date is subject to a number of conditions precedent.  If such conditions precedent are not met or waived, the Effective Date will not take place.

3.         The Debtor May Fail to Satisfy Vote Requirements

Section 1126(d) of the Bankruptcy Code provides that a class of interests has accepted a plan if it has been accepted by at least two-thirds in amount of allowed interest in such class that have voted to accept or reject the plan.  If votes are received in amount sufficient to enable the Bankruptcy Court to Confirm the Plan, the Debtor intends to seek, as promptly as practicable thereafter, Confirmation of the Plan.  In the event that sufficient votes are not received, the Debtor may seek to Confirm an alternative chapter 11 plan.  There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims or Allowed Interests as those proposed in the Plan.

4.         The Debtor May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to Confirm the Plan will be received.  Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will Confirm the Plan.  A non-accepting Holder of an Allowed Claim or

Allowed Interest might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules.  Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to Confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met.  If the Plan is not Confirmed by the Bankruptcy Court, it is unclear whether the Debtor will be able to reorganize its business and what, if anything, Holders of Allowed Claims against or Allowed Interests in the Debtor would ultimately receive on account of such Allowed Claims or Allowed Interests.

The effectiveness of the Plan is also subject to certain conditions as described in Article XIII of the Plan.  If the Plan is not Confirmed, it is unclear what distributions, if any, Holders of Allowed Claims or Allowed Interests will receive on account of such Allowed Claims or Allowed Interests.

The Co-Proponents, subject to Bankruptcy Code section 1127 and the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation.

5.         Continued Risk upon Confirmation

Even if the Plan is consummated, the Debtor will continue to face a number of risks, including certain risks that are beyond its control, such as inability to execute on its business strategy, deterioration or other changes in economic conditions, changes in the industry, potential revaluing of its assets due to the Chapter 11 Case, and increasing expenses.  Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed.  As a result of these risks and others, there is no guarantee that the Plan will achieve the Debtor’s stated goals.

In addition, if the Bankruptcy Court terminates the Debtor’s exclusive right to propose and solicit a plan, or that exclusivity period expires, there could be a material adverse effect on the Debtor’s ability to achieve Confirmation of the Plan.

Furthermore, even if the Debtor is recapitalized through the Plan, the Debtor may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtor’s businesses activities after the completion of the proceedings related to the Chapter 11 Case.  Although the Debtor does not currently anticipate any problem with obtaining the liquidity necessary to execute its business plan, it is possible that adequate funds may not be available when needed or may not be available on favorable terms.  Moreover, there is a chance that any operating business acquired by the Debtor will be unable to generate earnings sufficient to utilize the Debtor’s tax attributes.

6.         The Chapter 11 Case May Be Converted to  a Case Under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code.  In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code.  The Debtor believes that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for the Plan because of (a) the likelihood that the assets (including the Debtor’s tax attributes) would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing or selling such assets in a controlled manner, thereby affecting the business as a going concern; (b) additional administrative expenses involved in the appointment of a chapter 7 trustee; and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation.

7.         The Debtor May Object to the Amount or Classification of a Claim or Interest

Except as otherwise provided in the Plan, the Debtor reserves the right to object to the amount or classification of any Claim or Interest under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied upon by any holder of a Claim or Interest where such Claim or Interest is subject to an objection.  Any holder of a Claim or Interest that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

8.         Risk of Non-Occurrence of the Effective Date

Although the Debtor believes that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

9.         Contingencies Could Affect Votes of Voting Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims or Allowed Interests under the Plan can be affected by a variety of contingencies. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims or Allowed Interests under the Plan, will not affect the validity of the vote taken by the Voting Classes to accept or reject the Plan or require any sort of revote by the Voting Classes.

The estimated Claims, Interests, and creditor and equity holder recoveries that are set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims or Interests may significantly differ from the estimates.  Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims or Interests may vary from the estimated amounts contained in this Disclosure Statement. Moreover, the Debtor cannot determine with any certainty at this time, the number or amount of Claims or

Interests that will ultimately be Allowed.  Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims or Allowed Interests under the Plan.

10.       Releases, Injunctions, and Exculpations Provisions May Not Be Approved

Article IX of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtor, the Reorganized Debtor, the Exculpated Parties, or Released Parties, as applicable.  The releases, injunctions, and exculpations (including, for the avoidance of doubt, the definitions of Released Parties, Releasing Parties, and Exculpated Parties) provided in the Plan are subject to objection by parties in interest and may not be approved.  If the releases are not approved, certain parties may not be considered Released Parties, Releasing Parties, or Exculpated Parties, and certain Released Parties or Exculpated Parties may withdraw their support for the Plan.

B.         Risks Related to Recoveries under the Plan

1.         The Debtor May Not Be Able to Execute on Its Business Strategy

The Debtor’s business strategy is identifying and acquiring controlling interests in operating companies, and the Debtor filed its Chapter 11 Case in order to continue to operate its business and preserve the value of its tax attributes, which include net operating losses totaling in excess of $900 million.

If the Debtor is unable to obtain financing sufficient to bridge to the acquisition of a profitable operating subsidiary post-emergence, the Debtor’s tax attributes will have little to no value.  The SPA Investors have committed to provide up to $500 million in acquisition financing to enable the Reorganized Debtor to pursue investment opportunities in operating businesses, on terms set forth in the Acquisition Facility Commitment (which shall be subject to usual and customary conditions precedent).  The Debtor also likely will explore other financing alternatives as part of any acquisition in an effort to maximize value.

While the Debtor believes that it can execute on its business strategy, there can be no assurance that it will be able to do so, and achievement of this strategy is subject to known and unknown risks and uncertainties, many of which are beyond the Debtor’s control. If the Debtor is unable to execute successfully on its business strategy: (a) the value of the New Common Stock may be negatively affected; (b) the Reorganized Debtor may lack sufficient liquidity to continue operating as planned after the Effective Date; and (c) the Reorganized Debtor may be unable to service any future debt obligations as they come due.  Moreover, the financial condition and results of operations of the Reorganized Debtor from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtor’s historical financial statements.

Finally, there are additional risks and uncertainties with respect to the future performance of any investment vehicle selected by the Reorganized Debtor.  Successful utilization of the NOLs is dependent upon the performance of such investment vehicle.  Poor performance of an investment vehicle due to multiple factors could result in the inability to utilize all or some portion of the Debtor’s tax attributes before they begin to expire.

2.         The New Common Stock Will Not Be Listed, May Not Be Publicly Traded, and Holders of New Common Stock May Have to Hold Such Shares for an Extended or Indefinite Period of Time

The shares of New Common Stock to be issued under the Plan have not been registered under the Securities Act or the Securities Exchange Act of 1934 (as amended and including any rule or regulation promulgated thereunder, the “Exchange Act”), any state securities laws, or the laws of any other jurisdiction.  Absent such registration, the shares of New Common Stock may each be offered or sold only in transactions that are not subject to, or that are exempt from, the registration requirements of the Securities Act and other applicable securities laws.  To the extent that the issuance and distribution of the shares of New Common Stock are covered by section 1145 of the Bankruptcy Code, such securities may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code.  As explained in more detail in Article IX herein, certain recipients of the New Common Stock will be able to resell such securities without registration pursuant to the exemption provided by Rule 144 of the Securities Act, subject to any restrictions set forth in the Plan Supplement.

In addition, the New Common Stock to be issued under the Plan will not be listed on or traded on any nationally recognized market or exchange.  Promptly after the occurrence of the Effective Date, the Reorganized Debtor intends to seek to deregister its equity under the Exchange Act and cease to be a reporting entity with the SEC.  While it is possible that the New Common Stock could be quoted for trading by market makers on the “Pink Sheets”  over-the-counter market, there can be no assurance that this will occur or, if commenced, that such trading will continue.  Accordingly, there can be no assurance that an active market for the New Common Stock will develop, nor can any assurance be given as to the prices at which such securities might be traded.  Trading in the New Common Stock may, as a result, be highly speculative and holders of such stock may need to be prepared to hold shares for an extended or indefinite period of time.

3.         The Restructuring of the Debtor May Adversely Affect the Debtor’s Tax Attributes

The Debtor is subject to income taxes in the United States. The Debtor’s income tax returns are routinely subject to audits by tax authorities.  Although the Debtor regularly assesses the likelihood of adverse outcomes resulting from these examinations to determine their tax estimates, a final determination of tax audits or tax disputes could have an adverse effect on its results of operations and financial condition.  In addition, the Debtor’s future effective tax rates could be favorably or unfavorably affected by changes in tax rates, changes in the valuation of their deferred tax assets or liabilities, or changes in tax laws or their interpretation.  Such changes could have a material adverse impact on its financial results.  Further, a restructuring or sale of Real Alloy could result in taxable income which may reduce the Debtor’s federal NOLs by a material amount.  For a detailed description of the effect Consummation of the Plan may have on the Debtor’s tax attributes, see “Certain United States Federal Income Tax Consequences,” which begins on Article XII herein.

C.        Risks Related to the Debtor’s and the Reorganized Debtor’s Businesses

1.         The Reorganized Debtor May Not Be Able to Generate Sufficient Cash to Service Any Indebtedness

In addition to the 210 DIP Facility, following the Effective Date, the Reorganized Debtor may take on indebtedness to fund its operations or to acquire assets or businesses.  The Reorganized Debtor’s ability to service such indebtedness depends on the Reorganized Debtor’s financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtor’s control.

2.         The Debtor Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Case

For the duration of the Chapter 11 Case, the Debtor’s ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) the ability to develop, confirm, and consummate the SPA specified in the Plan or an alternative restructuring transaction; (b) the ability of the Debtor to comply with the terms of the 210 DIP Facility, including the Debtor’s budget thereunder, (c) the ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Case from time to time; (d) the ability to maintain relationships with employees and other third parties; (e) the ability to maintain contracts that are critical to the Debtor’s operations; (f) the ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtor; (g) the ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtor to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Case to a  chapter 7 proceeding; and (h) the actions and decisions of the Debtor’s creditors, shareholders, and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtor’s objectives.

These risks and uncertainties could affect the Debtor’s businesses and operations in various ways.  Also, the Debtor will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtor’s ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Case, the Debtor cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Case that may be inconsistent with the Debtor’s objectives.

3.         Operating in Bankruptcy for a Long Period of Time May Harm the Debtor’s Businesses

The Debtor’s future results will be dependent upon the successful confirmation and implementation of a plan of reorganization.  A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtor’s businesses, financial condition, results of operations, and liquidity and could exhaust funding under the 210 DIP Facility.  So long as the proceedings related to the Chapter 11 Case continue, senior management will be required to spend a significant amount of time and effort dealing with the administration of the Company in the Chapter 11 Case and the reorganization, instead of focusing exclusively on business operations.  A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtor’s businesses.  So long as the proceedings related to the Chapter 11 Case continue, the Debtor will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Case. Furthermore, the Debtor cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization.  Even after a plan of reorganization is approved and implemented, the Debtor’s operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.         Financial Results May Be Volatile and May Not Reflect Historical Trends

During the Chapter 11 Case, the Debtor expects that its financial results will continue to be volatile as asset impairments, asset dispositions, restructuring activities and expenses, contract terminations and rejections, and claims assessments significantly impact the Debtor’s financial statements.  As a result, the Debtor’s historical financial performance likely will not be indicative of its financial performance after the Petition Date.  In addition, if the Debtor emerges from chapter 11, in light of the sale of the Real Alloy Debtor’s assets, the amounts reported in subsequent consolidated financial statements are expected to materially change relative to historical consolidated financial statements. The Debtor also may be required to adopt fresh start accounting, in which case its assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtor’s consolidated balance sheet.  The Debtor’s financial results after the application of fresh start accounting also may be different from historical trends.

5.         The Debtor’s Substantial Liquidity Needs May Impact Its Operating Conditions

The Debtor faces uncertainty regarding the adequacy of its liquidity and capital resources and has extremely limited access to additional financing beyond the DIP Facility.  In addition to the cash necessary to fund ongoing operations, the Debtor has incurred significant professional fees and other costs in connection with preparing for the Chapter 11 Case and expects to continue to incur significant professional fees and costs throughout the Chapter 11 Case.  The Debtor cannot guarantee that cash on hand and funding from the DIP Facility will be sufficient to continue to fund its operations and allow the Debtor to satisfy obligations related to the Chapter 11 Case until the Debtor is able to emerge from bankruptcy protection.

The Debtor’s liquidity, including the ability to meet ongoing operational obligations, will be dependent upon, among other things: (a) the ability to comply with the terms and conditions of the DIP Order; (b) the ability to maintain adequate cash on hand; (c) the ability to develop, confirm, and consummate a chapter 11 plan or other alternative restructuring transaction; and (d) the cost, duration, and outcome of the Chapter 11 Case.  The Debtor’s ability to maintain adequate liquidity depends, in part, upon industry conditions and general economic, financial, competitive, regulatory, and other factors beyond the Debtor’s control. In the event that cash on hand and funding from the DIP Facility are not sufficient to meet the Debtor’s liquidity needs, the Debtor may be required to seek additional financing in excess of the DIP Facility.  The Debtor can provide no assurance that additional financing would be available or, if available, offered to the Debtor on acceptable terms.  The Debtor’s access to additional financing in excess of the DIP Facility is, and for the foreseeable future likely will continue to be, extremely limited if it is available at all. The Debtor’s long-term liquidity requirements and the adequacy of its capital resources are difficult to predict at this time.

D.        Risks Associated with Forward-Looking Statements

This Disclosure Statement contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Debtor, the Real Alloy Debtors and their subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management.  The financial information contained in this Disclosure Statement has not been audited.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Debtor undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with the Chapter 11 Case; the negative impacts on our businesses as a result of filing for and operating during Chapter 11 Case; the time, terms and ability to confirm a plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results during the Chapter 11 Case; our ability to discharge claims under the Plan; negotiations with the “stalking horse” bidder on a definitive agreement for the terms of purchase; receipts of other acquisition bids and negotiations with associated bidders; negotiations with the Holders of the Senior Secured Notes,  the Real Alloy Debtors’ asset-based facility lender, and the Real Alloy Debtors’ trade and other unsecured creditors; risks and uncertainties with performing under the terms of the Debtors’ respective postpetition financing arrangements and any other arrangement with lenders or creditors during the Chapter 11 Case; the Debtors’ respective ability to operate their businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in the Debtors’ respective DIP budgets; negotiations with DIP lenders; the impact of the Real Alloy Debtors’ Chief Restructuring Officer on its restructuring efforts and negotiations with creditors and other stakeholders in the Real Alloy Debtors’ Chapter 11 Cases; our ability to retain employees, suppliers and customers during the Debtors’ respective Chapter 11 Cases;  the ability to pay any amounts under key employee incentive or retention plans adopted by the Debtors during their Chapter 11 Cases;  the Real Alloy Debtors’  ability to conduct business as usual in the United States and worldwide; the Real Alloy Debtors’  ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from the

Real Alloy Debtors; our ability to continue to pay suppliers and vendors;  our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during the Debtors’ respective Chapter 11 Cases; the risk that any of the Debtors’ respective Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Debtor to preserve and utilize the NOLs following its Chapter 11 Case; the Debtor’s  ability to secure operating capital; the Debtor’s  ability to take advantage of opportunities to acquire assets with upside potential; the Debtor’s  ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the Bankruptcy Court; negotiations with the Real Alloy Debtors’ debtholders,  our creditors and any committee approved by the Bankruptcy Court, including the UCC;  negotiations with lenders on the definitive DIP financing, equity investment and post-emergence credit facility documents; the Debtor’s  ability to meet the closing conditions of its DIP financing, equity investment or post-emergence credit facilities; the Debtors’ respective ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement during their Chapter 11 Cases; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with the Real Alloy Debtors’ buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of the recently enacted U.S. tax legislation and any other changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the SEC on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

E.         Disclosure Statement Disclaimer

1.         Information Contained in this Disclosure Statement is for Soliciting Votes

The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purpose.

2.         This Disclosure Statement Has Not Been Approved by the SEC

This Disclosure Statement has not and will not be filed with the SEC or any state regulatory authority.  Neither the SEC nor any state regulatory authority has approved or disapproved of the securities described in this Disclosure Statement or has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained in this Disclosure Statement.

3.         No Legal, Business, Accounting, or Tax Advice Is Provided to You by this Disclosure Statement

This Disclosure Statement is not advice to you. The contents of this Disclosure Statement should not be construed as legal, business, accounting, or tax advice.  Each Holder of a Claim or Interest should consult such holder’s own legal counsel, accountant, or other applicable advisor with regard to any legal, business, accounting, tax, and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

4.         No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtor), nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtor, the Reorganized Debtor, or Holders of Allowed Claims or Allowed Interests, or any other parties in interest.

5.         Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Debtor or Reorganized Debtor, as applicable, may seek to investigate, file, and prosecute Claims and Interests and may object to Claims or Interests after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or Interests or objections to such Claims or Interests.

6.         No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of an Interest for or against the Plan does not constitute a waiver or release of any claims, causes of action, or rights of the Debtor (or any Entity, as the case may be)

to object to that Holder’s Interest, or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any claims or causes of action of the Debtor or the Estate or the Reorganized Debtor are specifically or generally identified in this Disclosure Statement.

7.         Information Was Provided by the Debtor and Was Relied Upon by the Debtor’s Advisors

The Debtor’s advisors have relied upon information provided by the Debtor in connection with the preparation of this Disclosure Statement.  Although the Debtor’s advisors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained in this Disclosure Statement.

8.         Potential Exists for Inaccuracies, and the Debtor Has No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtor as of the date of this Disclosure Statement, unless otherwise specified in this Disclosure Statement, and the delivery of this Disclosure Statement after the date of this Disclosure Statement does not imply that there has not been a change in the information set forth in this Disclosure Statement since that date. While the Debtor has used its reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtor nonetheless cannot, and does not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtor may subsequently update the information in this Disclosure Statement, the Debtor has no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

9.         No Representations Outside this Disclosure Statement Are Authorized

No representations concerning or relating to the Debtor, the Chapter 11 Case, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel to the Debtor and the U.S. Trustee.

F.         Liquidation Under Chapter 7

If no plan can be confirmed, the Debtor’s Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the assets of the Debtor for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims or Interests and the Debtor’s Liquidation Analysis is set forth in Article IX of this Disclosure Statement, “Statutory Requirements for Confirmation of the Plan,” and in the Debtor’s Liquidation Analysis.

XI.       CERTAIN SECURITIES LAW MATTERS

A.        New Common Stock

As discussed herein, the Plan provides for the Debtor to distribute New Common Stock to certain Holders of Allowed Interests.  The New Common Stock will be “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and any applicable state securities law (each, a “Blue Sky Law”).

B.         Issuance and Resale of Securities Under the Plan

1.         Exemptions from Registration Requirements of the Securities Act and Blue Sky Laws

Section 1145 of the Bankruptcy Code provides that the registration requirements of Section 5 of the Securities Act (and any applicable state Blue Sky Laws) will not apply to the offer or sale of stock, options, warrants or other securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization and is for the securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the securities are issued entirely in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. Section 4(a)(2) of the Securities Act provides that the registration requirements of Section 5 of the Securities Act will not apply to the offer or sale of stock, options, warrants, or other securities by an issuer not involving any public offering. In reliance upon these exemptions, the offer and sale of the New Common Stock under the Plan will not be registered under the Securities Act or any applicable state Blue Sky Laws.

To the extent that the issuance and distribution of the New Common Stock are covered by section 1145 of the Bankruptcy Code, such securities may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in Section 2(a)(11) of the Securities Act and in the Bankruptcy Code; provided, that such securities will not be freely tradeable if, at the time of transfer, the holder thereof is an “affiliate” of the issuer as defined in Rule 144(a)(1) under the Securities Act or had been such an “affiliate” within ninety (90) days of such transfer.  In addition, the New Common Stock generally may be resold without registration under applicable state Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Laws of those states; however, the availability of those exemptions for any such resale cannot be known unless individual state Blue Sky Laws are examined.  Sales of New Common Stock by Holders of more than 4.9% of the issued and outstanding New Common Stock of the Reorganized Debtor may be subject to further restrictions imposed by the Debtor or Reorganized Debtor, including by provisions in the Reorganized Debtor’s New Organizational Documents and the Rights Agreement Amendment.

Article V.Q of the Plan contemplates the application of either section 1145 of the Bankruptcy Code or Section 4(a)(2) of the Securities Act to the offering, issuance, sale, and distribution of all New Common Stock, but at this time, the Debtor expresses no view as to whether the issuance of the New Common Stock is exempt from registration pursuant to section 1145 of the Bankruptcy Code and, in turn, whether any Person may freely resell the New Common Stock without registration under the Securities Act, other federal securities laws, or applicable state Blue Sky Laws.  Recipients of the New Common Stock are advised to consult with their own legal advisors as to the applicability of section 1145 of the Bankruptcy Code to the New Common Stock and the availability of any exemption from registration under the Securities Act, other federal securities laws, or applicable state Blue Sky Laws.  Further, the Debtor expresses no view at this time as to whether additional exemptions from registration under the Securities Act, other federal securities laws, or applicable state Blue Sky Law may apply; the Debtor and Reorganized Debtor reserve the right to utilize any such other available exemptions.

Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act.  All shares of New Common Stock issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act (“4(a)(2) Securities”) will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom, including if applicable, Rule 144.

4(a)(2) Securities will be issued in certificated or book-entry form and will bear a restrictive legend.  Each certificate or book-entry representing, or issued in exchange for or upon the transfer, sale or assignment of, any 4(a)(2) Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ISSUANCE DATE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

The Reorganized Debtor will reserve the right to require certification or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of the 4(a)(2) Securities.  The Reorganized Debtor will also reserve the right to stop the transfer of any 4(a)(2) Securities if such transfer is not in compliance with Rule 144 or any other available exemption.  Any Person who receives 4(a)(2) Securities will be required to acknowledge and agree not to resell such securities except in accordance with Rule 144 or any other available exemption, when available, and that the securities will be subject to the other restrictions described above.

Recipients of the New Common Stock are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Bankruptcy Code, the Securities Act and any applicable state Blue Sky Law.

2.         Resale of the New Common Stock by Persons Deemed to be “Underwriters” and Holders of “Restricted Securities”; Definition of Underwriter

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an Entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of Section 2(a)(11) of the Securities Act.  In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to Section 2(a)(11) of the Securities Act, includes as “statutory underwriters” any Person directly or indirectly controlling or controlled by an issuer, or any Person under direct or indirect common control with an issuer, of securities.  As a result, the reference to “issuer,” as used in the definition of “underwriter” contained in Section 2(a)(11) of the Securities Act, is intended to cover “controlling Persons” of the issuer of the securities.  “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.  Accordingly, an officer, director or significant shareholder of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling person” of such debtor or successor, particularly, with respect to officers and directors, if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.

Resales of the New Common Stock by Entities deemed to be “underwriters” (which definition includes “controlling persons” of an issuer) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act, state Blue Sky Laws, or other applicable law. Under certain circumstances, Holders of New Common Stock who are deemed to be “underwriters” or holders of securities that are considered “restricted securities” may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144.

Rule 144 provides an exemption for the public resale of “restricted securities” if certain conditions are met. These conditions vary depending on whether the holder of the restricted securities is an affiliate of the issuer. An affiliate is defined as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.” A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the ninety (90) days preceding such sale may resell restricted securities after a one-year holding period whether or not there is current public information regarding the issuer.

An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted securities after the one-year holding period if at the time of the sale certain current public information regarding the issuer is available. The Reorganized Debtor, as issuer of the New Common Stock, however, does not intend to continue to file periodic or current reports under the Exchange Act after it seeks to deregister from SEC reporting obligations promptly following the Effective Date, nor does it seek to list any such securities for trading on a national securities exchange. Consequently, “current public information” (as such term is defined in Rule 144) regarding the issuer of the New Common Stock is not expected to be available for purposes of sales of any such securities under Rule 144 by holders who are deemed to be “underwriters” or to holders of “restricted securities.”

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling person” of an issuer) with respect to the New Common Stock would depend upon various facts and circumstances applicable to that Person.  Accordingly, the Debtor expresses no view as to whether any Person would be deemed an “underwriter” with respect to the New Common Stock and, in turn, whether any Person may freely resell any such securities.  The Debtor recommends that potential recipients of the New Common Stock consult their own counsel concerning their ability to freely trade such securities without compliance with the Securities Act, other federal securities laws, or applicable state Blue Sky Laws.

C.        Equity Incentive Plan

The Plan contemplates the implementation of the Equity Incentive Plan, which will reserve 150,000 shares of the New Common Stock for issuance as long term compensation to the Reorganized Debtor’s directors and officers.  The Equity Incentive Plan will be established and implemented by the Reorganized Debtor’s board of directors as soon as reasonably practicable following the Effective Date.  Following deregistration from SEC reporting requirements, the Reorganized Debtor plans to issue such New Common Stock pursuant to Rule 701 promulgated under the Securities Act or pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and applicable exemptions under Blue Sky Laws and, accordingly, such securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom, including if applicable, Rule 144 and applicable Blue Sky Laws.

XII.     CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax consequences of the Plan relevant to the Debtor and Holders of Claims and Interests.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “IRC”), regulations promulgated thereunder, judicial decisions, and published rulings and pronouncements of the Internal Revenue Service (“IRS”) in effect on the date of this Disclosure Statement.  Changes in these rules, or new interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

The material U.S. federal income tax consequences of the Plan are complex and subject to uncertainties.  The Debtor has not requested a ruling from the IRS or an opinion with respect to any of the tax aspects of the Plan.  There can be no assurance that the IRS will agree with this discussion of material federal income tax consequences.  In addition, this summary does not address state, local, or foreign tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations, or investors in pass-through entities).

The following summary of certain material U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based on the individual circumstances pertaining to a particular Holder of a Claim or Interest.  All Holders of Claims or Interests are urged to consult their own tax advisors in determining the U.S. federal, state, local, and other tax consequences to them under the Plan.

A.        Federal Income Tax Consequences to Debtor

Under the Plan, the Debtor will satisfy Claims by making payments and transferring property directly to certain Holders of Claims.  Because none of the Claims are Impaired or are being paid at a discount, the Debtor should not realize any “discharge of indebtedness” income as a result of closing the Plan.

The Debtor also has substantial tax attributes (the NOLs described above), the Debtor’s use of which could become subject to severe limitations under Sections 382 and 383 of the IRC in the event there is an “ownership change” of the Debtor as defined in Section 382 of the IRC.  Generally, an “ownership change” occurs if the percentage (by value) of the stock of a corporation owned by one or more 5% shareholders has increased by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the three-year testing period ending on the date of the ownership change.  The Debtor anticipates that the issuance of New Common Stock pursuant to the SPA and the Plan will cause the Debtor to have an “ownership change.”  However, there is an exception in Section 382(l)(5) of the IRC, which provides that an “ownership change” of a debtor corporation occurring under the jurisdiction of a bankruptcy court in a title 11 case will not cause the debtor’s tax attributes to be limited under Sections 382 or 383 of the IRC if the shareholders and certain qualified creditors of the debtor corporation (determined immediately before such “ownership change”) own (after such “ownership change” and as a result of being shareholders or creditors immediately before such change) at least 50% of the stock of the debtor corporation.  The Debtor believes that it will be eligible for this bankruptcy exception under Section 382(l)(5) of the IRC and that, as a result, its NOLs will not be limited because of the “ownership change” occurring as a result of the closing of the Plan.  However, because the Debtor will rely on this bankruptcy exception, its then-remaining NOLs will be reduced to zero if it undergoes another “ownership change” within two years after the effective date of the Plan.  The provisions of the New Organizational Documents, including the Charter Amendment and the Rights Agreement Amendment, that restrict future buying and selling of the New Common Stock are intended to minimize the possibility that such a second “ownership change” might occur.

Because the operations of the Real Alloy Debtors are included in the Debtor’s federal income tax returns, the Debtor will be responsible for any income tax resulting from any taxable income that is recognized as a result of a restructuring of any of the Real Alloy Debtors or a sale of a Real Alloy Debtor’s business or its assets, including any resulting “discharge of indebtedness” income.  Any such taxable income is likely to be offset by the Debtor’s NOLs, or the NOLs may be reduced under applicable tax law as a result of all or a portion of such income not being recognized for tax purposes.  In either event, the Debtor’s NOLs may be reduced by a material amount as a result of the resolution of the Chapter 11 Cases of the Real Alloy Debtors.

B.         Federal Income Tax Consequences to Holders of Claims

1.         In General

Because Claims generally are not Impaired and are not being paid at a discount, and Holders of Claims will receive payments with respect to their Claims pursuant to their existing terms and conditions, the tax consequences to Holders of a Claim of receiving payments with respect to their Claims generally will be the same as if the payments were made outside of bankruptcy.

2.         Backup Withholding and Information Reporting

Under the IRC, interest and other “reportable payments” received by the Holder of a Claim may, under certain circumstances, be subject to “backup withholding” at a rate of 24%.  Withholding generally applies if the payee: (a) fails to furnish its social security number or other taxpayer identification number (“TIN”); (b) furnishes an incorrect TIN; (c) fails to properly report interest or dividends; or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

C.        Federal Income Tax Consequences to Holders of Series B Preferred Interests

Under the Plan, the each Holder of an Allowed Series B Preferred Interests will receive (a) its Pro Rata share of $2,000,000 in Cash consideration, (b) its Pro Rata share of 35% of the total of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan), plus (c) its Pro Rata share of the Debtor’s RAIH Recovery Class 4 Share.  Notwithstanding the foregoing, in the event that Class 5 votes in favor of the Plan, clause (b) above will be modified such that each Holder of Allowed Series B Preferred Interests will receive its Pro Rata share of 31% of the total of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan).

The Debtor intends to treat this exchange of Series B Preferred Interests for Cash plus New Common Stock plus Debtor’s RAIH Recovery Class 4 Share as a recapitalization in which gain, but not loss, will be recognized for federal income tax purposes, and in which the Cash and Debtor’s RAIH Recovery Class 4 Share paid to the Holders of Series B Preferred Interests will not be treated as a dividend.  Assuming such treatment, a Holder of Series B Preferred Interests subject to income taxation in the U.S. generally will recognize taxable gain, if any, equal to the lesser of (a) the excess, if any, of (i) the sum of the fair market value of the New Common Stock plus Cash plus the fair market value of the Debtor’s RAIH Recovery Class 4 Share received under the Plan, over (ii) the Holder’s adjusted tax basis in its Series B Preferred Interests immediately before the

Effective Date, and (b) the Cash plus the fair market value of the Debtor’s RAIH Recovery Class 4 Share received under the Plan.  Such a Holder may not recognize any loss with respect to its Series B Preferred Interests.  Such a Holder’s beginning tax basis in the New Common Stock received will be equal to the Holder’s adjusted tax basis in its Series B Preferred Interests immediately before the Effective Date, increased by any such gain recognized, and decreased by the Cash and the fair market value of the Debtor’s RAIH Recovery Class 4 Share received.  The Debtor currently intends to treat the fair market value of the Debtor’s RAIH Recovery Class 4 Share as zero.

D.        Federal Income Tax Consequences to Holders of Common Interests in Class 5

Each Holders of an Allowed Class 5 Common Interest will receive its Pro Rata share of 16% of the total of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan), plus its Pro Rata share of Debtor’s RAIH Recovery Class 5 Share.  In the event that Class 5 votes in favor of the Plan, each Holder of an Allowed Common Interest will be entitled to receive, in addition to the treatment provided for above, its Pro Rata share of an additional 4%, for a total of 20%, of the New Common Stock of the Reorganized Debtor issued and outstanding as of the Effective Date (on a fully diluted basis, provided that no fractional shares of New Common Stock shall be issued, and any fractional share shall be rounded up or down to the nearest whole share as set forth in the Plan).

The Debtor intends to treat this exchange of common stock for common stock as a recapitalization in which no gain or loss is recognized.  Additionally, each Holder of a Common Interest in Class 5 should have the same tax basis and holding period in the new shares received as it had in the old shares exchanged for the new shares.

The above treatment results in part because the Debtor currently intends to treat the fair market value of the Debtor’s RAIH Recovery Class 5 Share as zero.  In the event this value were a positive amount, the exchange of common stock for New Common Stock plus Debtor’s RAIH Recovery Class 5 Share would be treated as a recapitalization in which a Holder of a Common Interest in Class 5 would recognize taxable gain (but not loss), if any, equal to the lesser of: (a) the excess, if any, of (i) the sum of the fair market value of the New Common Stock plus the fair market value of the Debtor’s RAIH Recovery Class 5 Share received under the Plan, over (ii) the Holder’s adjusted tax basis in its Class 5 Common Interest immediately before the Effective Date; and (b) the fair market value of the Debtor’s RAIH Recovery Class 5 Share received under the Plan.

All Holders of Claims and Interests are strongly advised to consult their own tax advisors regarding the tax treatment under the Plan of their particular Claims and Interests and whether there is any applicable recognition of gain or loss for U.S. federal income tax purposes.

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XIII.    RECOMMENDATION OF THE DEBTOR

In the opinion of the Debtor, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtor’s stakeholders than would otherwise result in any other scenario.  Accordingly, the Debtor recommends that Holders of Interests entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: March 29, 2018

Respectfully submitted,

Real Industry, Inc.

/s/ Michael J. Hobey
Name: Michael J. Hobey
Title: Interim Chief Executive Officer
Real Industry, Inc.

Exhibit A

Plan

Exhibit B

Solicitation Procedures Order

Exhibit C

Liquidation Analysis

Exhibit D

Aleris RSA

Exhibit E

Form of Common Shareholder RSA